Exhibit 14

Draft: 16 May 2006

MULTICURRENCY TERM AND REVOLVING FACILITIES AGREEMENT

$8,500,000,000

ACQUISITION FACILITIES AGREEMENT

dated [*] 2006

for

XSTRATA (SCHWEIZ) AG

arranged by

BARCLAYS CAPITAL

DEUTSCHE BANK AG, LONDON BRANCH
J.P. MORGAN PLC

THE ROYAL BANK OF SCOTLAND PLC

with

BARCLAYS CAPITAL

DEUTSCHE BANK AG, LONDON BRANCH

J.P. MORGAN PLC

THE ROYAL BANK OF SCOTLAND PLC

acting as Bookrunners

and

BARCLAYS BANK PLC

acting as Facility Agent

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CONTENTS

CLAUSE		PAGE

SECTION 1
INTERPRETATION

1.	Definitions and interpretation	1

SECTION 2
THE FACILITIES

2.	The Facilities	21
3.	Purpose	22
4.	Conditions of Utilisation	23

SECTION 3
UTILISATION

5.	Utilisation	25
6.	Optional Currencies	26

SECTION 4
REDUCTION, REPAYMENT, PREPAYMENT AND CANCELLATION

7.	Repayment and reduction of Loans	30
8.	Prepayment and cancellation	30

SECTION 5
COSTS OF UTILISATION

9.	Interest	35
10.	Interest Periods	38
11.	Changes to the calculation of interest	39
12.	Fees	40

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

13.	Tax gross up and indemnities	41
14.	Increased costs	43
15.	Other indemnities	44
16.	Mitigation by the Lenders	46
17.	Costs and expenses	46

SECTION 7
GUARANTEE

18.	Guarantee and indemnity	48

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.	Representations	51
20.	Information Undertakings	55
21.	Financial Covenants	59
22.	General Undertakings	59
23.	Events of Default	67

SECTION 9
CHANGES TO PARTIES

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24.	Changes to the Lenders	71
25.	Changes to the Obligors	75

SECTION 10
THE FINANCE PARTIES

26.	Role of the Facility Agent, Bookrunners and the Mandated Lead Arrangers	78
27.	Conduct of Business by the Finance Parties	83
28.	Sharing Among the Finance Parties	83

SECTION 11
ADMINISTRATION

29.	Payment Mechanics	85
30.	Set-Off	87
31.	Notices	87
32.	Calculations and Certificates	89
33.	Partial Invalidity	89
34.	Remedies and Waivers	89
35.	Amendments and Waivers	90
36.	Counterparts	90

SECTION 12
GOVERNING LAW AND ENFORCEMENT

37.	Governing Law	91
38.	Enforcement	91

THE SCHEDULES

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THIS AGREEMENT (the “Agreement”) is dated [•] and made between:

(1)                           XSTRATA (SCHWEIZ) AG (the “Company”);

(2)                           XSTRATA PLC (the “Parent”);

(3)                           THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as original borrowers (together with the Company, the “Original Borrowers”);

(4)                           THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as original guarantors (together with the Company and the Parent, the “Original Guarantors”);

(5)                           BARCLAYS CAPITAL, DEUTSCHE BANK AG, LONDON BRANCH, J.P. MORGAN PLC AND THE ROYAL BANK OF SCOTLAND PLC acting as bookrunners (the “Bookrunners”);

(6)                           BARCLAYS CAPITAL, DEUTSCHE BANK AG, LONDON BRANCH, J.P. MORGAN PLC AND THE ROYAL BANK OF SCOTLAND PLC (whether acting individually or together the “Mandated Lead Arrangers”);

(7)                           THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the “Original Lenders”); and

(8)                           BARCLAYS BANK PLC as agent of the other Finance Parties (the “Facility Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                Definitions and interpretation

1.1                         Definitions

In this Agreement:

“Acceleration Date” means the date (if any) on which the Facility Agent gives a notice under Clause 23.15 (Acceleration).

“Accession Letter” means a document substantially in the form set out in Schedule 5 (Form of Accession Letter).

“Accounting Half-year” means each period of approximately 26 weeks ending on 30 June and 31 December in any financial year of the Company.

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 25 (Changes to the Obligors).

“Additional Cost Rate” has the meaning given to it in Schedule 3 (Mandatory Cost Formulae).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 25 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

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“Assignment Agreement” means an agreement substantially in the form set out in Schedule 4 Part I (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“ASIC” means the Australian Securities & Investments Commission.

“Authorisation” means:

(a)                                  an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration; or

(b)                                  in relation to anything which will be fully or partly prohibited or restricted by law if a governmental authority or entity intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means:

(a)                                  in relation to each Term Facility, the period from and including the date of this Agreement to and including the date which is 6 Months after the date of this Agreement provided that in any case the first Utilisation of a Facility has occurred within 4 Months from the date of this Agreement; and

(b)                                  in relation to Facility C, the period from and including the date of this Agreement to and including the date that is 1 Month prior to the Termination Date applicable to Facility C.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)                                  the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

(b)                                  in relation to any proposed Loan, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date, other than, in relation to any proposed Facility C Loan, that Lender’s participation in any Facility C Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bank” means a financial institution which (i) qualifies as a bank pursuant to the banking laws in force in its country of incorporation, (ii) carries on a true banking activity in such jurisdiction as its main purpose, and (iii) has personnel, premises, communication devices and decision-making authority of its own, all as per explanatory notes of the Swiss Federal Tax Administration No. S-02-123(9.86) and No. S-02.128(1.2000) or legislation or explanatory notes addressing the same issues which are in force at such time.

“Base Currency”, “US Dollars” or “$” means United States dollars.

“Base Currency Amount” means in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in

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the Base Currency, that amount converted into the Base Currency at the Facility Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment (other than a repayment arising from a change of currency), prepayment, consolidation or division of the Loan.

“Bidco” means Xstrata Canada Inc.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 25 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

(a)                                  the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                  the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York and:

(a)                                  (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)                                  (in relation to any date for payment of purchase of euro) any TARGET Day.

“Canadian Borrower” means a Borrower that is incorporated in Canada.

“Canadian Dollars”, “C$” and “CAD” means the lawful currency of Canada.

“Certain Funds Event of Default” means any circumstance constituting an Event of Default under any of the following Clauses:

(a)                                  Clause 23.1 (Non-payment);

(b)                                  Clause 23.4 (Misrepresentation) (in relation only to Certain Funds Repeated Representations and other than in relation to the Target or its Subsidiaries);

(c)                                   Clause 23.3 (Other obligations) (in relation only to a breach under Clause 22.4 (Negative Pledge), Clause 22.5 (Disposals), Clause 22.6 (Restrictions on Financial Indebtedness), Clause 22.7 (Change of Business), Clause 22.8 (Merger), Clause 22.13 (Compulsory Acquisition Procedures or Subsequent Acquisition Transaction), or Clause 22.12 (The Offer), in each case (other than Clause 22.12 (The Offer)) other than in relation to Target or any of its Subsidiaries;

(d)                                  Clause 23.5 (a) and (e) (Cross Default) (other than in relation to Target or any of its Subsidiaries);

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(e)                                   Clause 23.6 (Insolvency) (other than in relation to Target or any of its Subsidiaries);

(f)                                    Clause 23.7 (Insolvency proceedings) (other than in relation to Target or any of its Subsidiaries);

(g)                                   Clause 23.8 (Creditors’ process) (other than in relation to Target or any of its Subsidiaries);

(h)                                  Clause 23.9 (Ownership);

(i)                                      Clause 23.10 (Unlawfulness);

(j)                                     Clause 23.11 (Repudiation); and

(k)                                  Clause 23.12 (Guarantees).

“Certain Funds Period” means the period commencing on the date on which the Press Release is issued and ending on the earliest of:

(a)                                  the date falling six Months after the date of this Agreement;

(b)                                  the date on which the Offer lapses or is withdrawn; and

(c)                                   the date on which Target has become a wholly-owned Subsidiary of the Company.

“Certain Funds Repeated Representations” means each of the representations set out in Clauses 19.1 (Status), 19.2 (Binding obligations), 19.3 (Non-conflict with other obligations), 19.4 (Power and authority), 19.13 (Assets), 19.16 (Group Structure) and 19.17 (No Financial Indebtedness or Security).

“Class 1 Circular” means the circular dated [•] 2006 sent by the Parent to its shareholders setting out the terms and conditions of the Offer.

“Clean-up Period” means the period of 6 Months from and including the Unconditional Date.

“Commitment” means a Facility A Commitment, a Facility B Commitment, a Facility C Commitment or a Facility D Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Compulsory Acquisition” means the acquisition by Bidco of all of the Shares not acquired by Bidco pursuant to the Offer (or already owned by Bidco, the Company or any other member of the Group) by way of the Compulsory Acquisition Procedures.

“Compulsory Acquisition Procedures” means the procedures set out in section 188 of the Business Corporations Act (Ontario) which permit an offeror to acquire the securities not tendered to a take-over bid for securities of a particular class of securities of a corporation if, within 120 days after the date of the offer, the offer is accepted by the holders of not less than 90% of the securities to which the offer relates, other than securities held at the date of the offer by or on behalf of the offeror or its affiliates or associates (as such terms are defined in such act).

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“Confidentiality Undertaking” means a confidentiality undertaking substantially in the current recommended form of the Loan Market Association or in any other form agreed between the Company and the Facility Agent.

“Consolidated Borrowings” means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the borrowings of members of the Group calculated in accordance with GAAP as applied in the most recent consolidated financial statements of the Parent delivered to the Facility Agent in accordance with Clause 20.1 or 20.2, as the case may be.

For this purpose, any amount outstanding or repayable in a currency other than US Dollars shall on that day be taken into account in its US Dollar equivalent at the rate of exchange used for the purpose of preparing the relevant balance sheet.

“Consolidated Net Worth” means, at any time, the Total Equity of the Parent as shown in the most recent consolidated financial statements of the Parent delivered to the Facility Agent in accordance with Clause 20.1 or 20.2, as the case may be, less (but without double counting) any amount included in the above which is attributable to:

(a)                                  goodwill or other intangible assets acquired after the date of the Original Financial Statements or arising from the acquisition of the Target;

(b)                                  (to the extent included) any amounts arising from an upward revaluation of assets made at any time after the date to which the Original Financial Statements are made up unless such revaluation is performed by independent professional valuers or in accordance with GAAP; and

(c)                                   any redeemable shares of the Parent,

but ignoring any variation in the credit or debit balances on the Group consolidated profit and loss account since the date of the then latest audited consolidated balance sheet of the Group except to the extent reflected in any later Group consolidated profit and loss statement delivered to the Facility Agent under Clause 20 (Information Undertakings).

“Debt Bridge Facility” means the facility made available under the Debt Bridge Facility Agreement.

“Debt Bridge Facility Agreement” means the US$3,500,000,000 dual currency facility agreement dated on or about the date of this Agreement and on terms substantially similar to this Agreement, between the Company, the Parent, the borrower and guarantors named in it, the Facility Agent, the Mandated Lead Arrangers and the lenders named in it.

“Debt Bridge Facility Loan” means a loan made or to be made under the Debt Bridge Facility or the principal amount outstanding for the time being of that loan.

“Default” means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default), which would (with the lapse of time, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

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“EBITDA” means, in relation to any Relevant Period, the total consolidated operating profit of the Group for that Relevant Period as shown in the most recent consolidated financial statements of the Parent delivered to the Facility Agent in accordance with Clause 20.1 or 20.2, as the case may be:

(a)                                  before taking into account:

(i)                                  goodwill amortisation;

(ii)                               Interest Expense;

(iii)                            Tax;

(iv)                           all extraordinary and exceptional items;

(b)                                  after adding back all amounts provided for depreciation and amortisation;

(c)                                   before any adjustment for amounts (negative or positive) included in the above which are attributable to minority interests in any member of the Group.

“Environment” means living organisms including the ecological systems of which they form part and the following media:

(a)                                  air (including air within natural or man-made structures, whether above or below ground);

(b)                                  water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)                                   land (including land under water).

“Environmental Law” means all laws and regulations of any relevant jurisdiction which:

(a)                                  have as a purpose or effect the protection of, and/or prevention of harm or damage to, the Environment;

(b)                                  provide remedies or compensation for harm or damage to the Environment; or

(c)                                   relate to Hazardous Substances or health and safety matters.

“Environmental Licence” means any Authorisation required at any time under Environmental Law.

“Environmental Policy” means the environmental policy of the Group.

“Equity Bridge Facility” means the facility made available under the Equity Bridge Facility Agreement.

“Equity Bridge Facility Agreement” means the US$7,000,000,000 dual currency facility agreement dated on [•] May 2006, as amended from time to time, between the Company, the Parent, the Facility Agent, the Mandated Lead Arrangers and the lenders named in it.

“Equity Bridge Facility Loan” means a loan made or to be made under the Equity Bridge Facility or the principal amount outstanding for the time being of that loan.

“EURIBOR” means, in relation to any Loan in euro:

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(a)                                  the applicable Screen Rate; or

(b)                                  (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

“Event of Default” means any event or circumstance specified as such in Clause 23 (Events of Default).

“Facility” means Facility A, Facility B, Facility C or Facility D.

“Facility A” means the $3,000,000,000 36 Month term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

“Facility A Commitment” means:

(c)                                   in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility A Commitment” in Part II of Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(d)                                  in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility Agent’s Spot Rate of Exchange” means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility B” means the $1,000,000,000 60 Month and one day term loan facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

“Facility B Commitment” means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility B Commitment” in Part II of Schedule 1 (The Original Lenders) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)                                  in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

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“Facility C” means the $3,000,000,000 60 Month revolving loan facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

“Facility C Commitment” means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility C Commitment” in Part II of Schedule 1 (The Original Lenders) and the amount of any other Facility C Commitment transferred to it under this Agreement; and

(b)                                  in relation to any other Lender, the amount in the Base Currency of any Facility C Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility C Loan” means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.

“Facility D” means the $1,500,000,000, 364 day term loan facility with an extension option made available under this Agreement as described in paragraph (d) of Clause 2.1 (The Facilities).

“Facility D Commitment” means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility D Commitment” in Part II of Schedule 1 (The Original Lenders) and the amount of any other Facility D Commitment transferred to it under this Agreement; and

(b)                                  in relation to any other Lender, the amount in the Base Currency of any Facility D Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility D Loan” means a loan made or to be made under Facility D or the principal amount outstanding for the time being of that loan.

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letters dated prior to or on or about the date of this Agreement between, as the case may be, the Mandated Lead Arrangers, the Facility Agent and the Company setting out any of the fees referred to in Clause 12 (Fees).

“Finance Document” means this Agreement, any Fee Letter, any Accession Letter, any Transfer Certificate, any Assignment Agreement, any Syndication Agreement, any Confidentiality Undertaking, any Loan Transfer Agreement and any other document designated as such by the Facility Agent and the Company.

“Finance Party” means the Facility Agent, the Mandated Lead Arrangers, the Bookrunners, or a Lender.

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“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                  moneys borrowed;

(b)                                  any amount raised by acceptance under any acceptance credit facility or any amount raised under any bill facility;

(c)                                   any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                  the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP (in the jurisdiction in which such liability is incurred), be treated as a finance or capital lease;

(e)                                   receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                    any amount raised under any other transaction (including any forward sale or purchase agreement) required to be accounted for as a borrowing in accordance with GAAP as applied in the most recent consolidated financial statements of the Parent delivered to the Facility Agent in accordance with Clause 20.1 or 20.2, as the case may be;

(g)                                   any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                  shares which are expressed to be redeemable on or prior to the Termination Date applicable to Facility C;

(i)                                      any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)                                     the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“First Existing Facility” means the facility made available under the First Existing Facility Agreement.

“First Existing Facility Agreement” means the $1,400,000,000 facility and subscription agreement dated 28 May 2004 between the Company, the Parent, and the Borrowers and Guarantors named in it and the Facility Agent, the mandated lead arrangers and the lenders named in it.

“GAAP” means UK generally accepted accounting principles from time to time.

“Government Agency” means any government, or any governmental, semi-governmental or judicial entity or authority, including any self-regulating authority established under any statute.

“Group” means the Parent and its Subsidiaries for the time being.

“Group Structure Chart” means the corporate structure chart for the Group.

“Guarantor” means an Original Guarantor or an Additional Guarantor.

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“Hazardous Substance” means any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment or a nuisance to any person or that may make the use or ownership of any affected land or property more costly.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means International Financial Reporting Standards issued and/or adopted by the International Accounting Standards Board.

“Information Memorandum” means the document (including any supplement thereto) in the form approved by the Company concerning the Group and the Target, which, at the Company’s request and on its behalf, was prepared in relation to the Finance Documents and distributed by the Mandated Lead Arrangers to selected financial institutions.

“Interest Expense” means, in relation to any Relevant Period, the aggregate amount of interest and amounts in the nature of interest, or having a similar purpose or effect to interest, which in accordance with GAAP are included in the consolidated profit and loss statement of the Parent as having been paid or incurred, and calculated on a gross basis without taking into account any interest income of any member of the Group and includes, but is not limited to:

(a)                                  any dividend payable on any share the obligations in respect of which constitute Financial Indebtedness;

(b)                                  any discount on any bills of exchange or bonds, note or other instruments drawn, accepted or endorsed by any member of the Group;

(c)                                   any line, facility, commitment, acceptance, discount, guarantee or other fees and amounts incurred on a regular or recurring basis payable in relation to Financial Indebtedness but not including establishment or arrangement fees payable once only; and

(d)                                  finance lease charges (but excluding finance lease charges relating to principal).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, joint venture, association, partnership or any other entity, the ownership of or other interest in which does not require the holder to consolidate the results of the Joint Venture with its own as a Subsidiary.

“Lender” means:

(a)                                  any Original Lender; and

(b)                                  any bank or financial institution which has become a Lender in accordance with Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with this Agreement.

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“LIBOR” means, in relation to any Loan:

(a)                                  the applicable Screen Rate; or

(b)                                  (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the relevant currency and for a period comparable to the Interest Period for that Loan.

“Loan” means a Facility A Loan, a Facility B Loan or a Facility C Loan.

“Loan Transfer” means a transfer of a Loan between the Borrowers in accordance with Clause 25.2 (Borrower transfer).

“Loan Transfer Agreement” means an agreement in form and substance satisfactory to the Facility Agent effecting a Loan Transfer.

“Loan Transfer Date” means, in relation to a Loan Transfer between Borrowers, the last day of the Interest Period of that Loan as specified in the Loan Transfer Agreement.

“Majority Lenders” means:

(a)                                  until the Syndication Date, all of the Original Lenders; and

(b)                                  thereafter, a Lender or Lenders whose Available Commitments and participations in the Loans then outstanding aggregate more than 66 2/3 per cent. of the Available Facility and all the Loans then outstanding.

“Mandatory Cost” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 3 (Mandatory Cost Formulae).

“Margin” means:

(a)                                  in relation to Facility A, 0.60 per cent. per annum;

(b)                                  in relation to Facility B, 0.70 per cent. per annum;

(c)                                   in relation to Facility C, 0.70 per cent. per annum; and

(d)                                  in relation to Facility D, 0.50 per cent. per annum,

in each case, subject to the provisions of Clause 9.5 (Margin adjustment) and provided that if any of the circumstances described in paragraph (e) of Clause 9.5 (Margin adjustment) exist then it shall mean:

(w)                                in relation to Facility A, 0.90 per cent. per annum;

(x)                                  in relation to Facility B, 1.00 per cent. per annum;

(y)                                  in relation to Facility C, 1.00 per cent. per annum; and

(z)                                   in relation to Facility D, 0.80 per cent. per annum.

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“Material Adverse Effect” means a material adverse effect on:

(a)                                  the consolidated financial condition, prospects or business of the Group;

(b)                                  the ability of the Obligors taken together to perform or comply with any of their obligations under any Finance Document; or

(c)                                   the validity, legality or enforceability of any Finance Document.

“Material Subsidiary” means at any time a Subsidiary of the Parent whose total assets or total revenue as at the date at which its latest audited financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate, account for 5 per cent. or more of the Total Assets or Total Revenue of the Group (calculated by reference to the then latest audited consolidated financial statements of the Group).

For this purpose:

(a)                                  the total assets of a Subsidiary of the Parent will be determined from its latest financial statements;

(b)                                  the Total Assets will be determined from the latest audited consolidated accounts of the Parent adjusted (where appropriate) to reflect the total assets of any company or business subsequently acquired or disposed of;

(c)                                   if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Parent it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary.

If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the auditors of the Parent will be, in the absence of manifest error, conclusive.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                  if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)                                  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Non-Bank” means a person which is not a Bank.

“Non Recourse Project Company” means a Project Company all of whose Financial Indebtedness is Non Recourse Project Finance Debt.

“Non Recourse Project Finance Debt” means Financial Indebtedness of a Project Company falling within subparagraph (a) of the definition of Project Finance Debt.

“Obligor” means a Borrower or a Guarantor.

“Offer” means the take-over bid to acquire all of the Shares not already owned by Bidco, or its Affiliates, made by Bidco pursuant to applicable securities laws in Canada and the United States

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on the terms and conditions set out in the Offer Document, as that offer may from time to time be amended, extended, revised or waived in accordance with this Agreement.

“Offer Costs” means all costs, fees and expenses (and Taxes on them) and all stamp duty, registration and other similar Taxes incurred by or on behalf of Bidco, the Company or any other member of the Group in connection with the Offer and/or the Facilities.

“Offer Document” means the document entitled “Offer to Purchase” delivered to all holders of Shares of the Target containing the Offer.

“Offer Termination Date” means the earliest date (as notified by the Company to the Facility Agent) on which all of the following have occurred:

(a)                                  all payments in respect of Shares taken up by Bidco pursuant to the Offer have been made in full;

(b)                                  the Offer shall have been withdrawn, terminated or expired ; and

(c)                                   all procedures of Compulsory Acquisition or Subsequent Acquisition Transaction, as the case may be, of any Shares to which the Offer relates which are capable of being implemented have been completed and any and all payments pursuant thereto to holders of the Shares have been made in full.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means the audited consolidated financial statements of the Parent for the financial year ended 31 December 2005.

“Original Obligor” means the Original Borrower or an Original Guarantor.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Permitted Indemnities” means counter-indemnities in relation to guarantees, letters of credit and performance bonds in the ordinary course of business up to in aggregate 5 per cent. of Total Assets.

“Press Announcement” means the press announcement dated [•] 2006 issued by or on behalf of the Parent approving the terms and conditions of the Offer.

“Project Company” means each of the following:

(a)                                  any member of the Group (which is not an Obligor) designated by the Company in writing to the Facility Agent (specifying whether or not such company is a Non Recourse Project Company) for the purpose of this paragraph (a) (a “designated company”) and whose sole activity is or will be the ownership and development and/or operation of a project including without limitation:

(i)                                  the discovery, mining, extraction, transportation or development (in each case whether directly or indirectly) of metals or minerals; or

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(ii)                               the development or operation of processing facilities (in each case whether directly or indirectly) related to natural resources including, without limitation, metals smelting, processing and refining; and

(b)                                  any member of the Group otherwise accepted by the Majority Lenders as a Project Company,

provided that the Company may give written notice to the Facility Agent at any time that any Project Company is no longer a Project Company whereupon it shall cease to be a Project Company.

“Project Finance Debt” means Financial Indebtedness of Project Companies either:

(a)                                  none of which retains the benefit of any guarantee, bond, security (other than third party security over shares in or debts or other obligations of a Project Company solely to secure that Financial Indebtedness), indemnity or other commitment from another member of the Group to assure the repayment of, or indemnify against loss in respect of non-payment of, that Financial Indebtedness; or

(b)                                  some or all of which does so benefit but where the relevant commitment is designed to be withdrawn or cease to apply, in accordance with the terms of that Financial Indebtedness, prior to the repayment of that Financial Indebtedness.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)                                       (if the currency is Euro) two TARGET Days before the first day of that period; or

(b)                                       (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations for that currency and period would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Banks” means:

(a)                                       in relation to LIBOR and Mandatory Cost, the principal London offices of Barclays Bank PLC, Deutsche Bank AG, London Branch, The Royal Bank of Scotland plc and JPMorgan Chase Bank, National Association; and

(b)                                       in relation to EURIBOR, the principal office nominated by each of Barclays Bank PLC, Deutsche Bank AG, London Branch, The Royal Bank of Scotland plc and JPMorgan Chase Bank, National Association for quoting EURIBOR rates, or such other banks as may be appointed by the Facility Agent in consultation with the Company.

“Relevant Interbank Market” means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Period” means

(a)                                  each financial year of the Company; and

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(b)                                  each period beginning on the first day of the second half of a financial year of the Company and ending on the last day of the first half of its next financial year.

“Repeating Representations” means each of the representations set out in Clause 19 (Representations) other than Clause 19.5 (Validity and admissibility in evidence), Clause 19.6 (Governing law and enforcement), Clause 19.7 (No capital duty, filing or stamp taxes), Clause 19.8 (No default), Clause 19.9 (Information Memorandum), Clause 19.12 (No proceedings pending or threatened), Clause 19.14 (Environmental Laws and Licences) and Clause 19.15 (Environmental releases).

“Reservations” means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court and that certain rights may be subject to equitable defences or relief or the general supervisory powers and discretions of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, or by the requirement for any third party consent, authorisation or approval, the time barring of claims, the possibility that an undertaking to assume liability for or to indemnify against non-payment of certain stamp, registration or other Taxes or liability for an award or order for costs or the cost of unsuccessful litigation may be void or unenforceable, defences of set-off or counterclaim and similar principles, rights and defences under the laws of any foreign jurisdictions in which relevant obligations may have to be performed and the possibility that in certain jurisdictions a contractual provision held to contravene public policy in those jurisdictions may be unenforceable in those jurisdictions.

“Resignation Letter” means the letter substantially in the form set out in Schedule 8 (Form of Resignation Letter).

“Rollover Loan” means one or more Facility C Loans:

(a)                                  made or to be made on the same day that one or more maturing Facility C Loan(s) is or are due to be repaid;

(b)                                  the aggregate amount of which is equal to or less than the aggregate amount of the maturing Facility C Loan(s) (unless it is more than the maturing Facility C Loan(s) solely because it arose as a result of the operation of Clause 6.2 (Unavailability of a currency));

(c)                                   in the same currency as the maturing Facility C Loan(s) (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)                                  made or to be made to the same Borrower for the purpose of refinancing the maturing Facility C Loan(s).

“Screen Rate” means:

(a)                                  in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and the relevant period; and

(b)                                  in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

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displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

“Second Existing Facility” means the facility made available under the Second Existing Facility Agreement.

“Second Existing Facility Agreement” means the $600,000,000 facility and subscription agreement dated 18 August 2005 between the Company, the Parent, and the Borrowers and Guarantors named in it and the facility agent, the mandated lead arrangers and the lenders named in it.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 2 (Requests) given in accordance with Clause 10 (Interest Periods).

“Shares” means all the issued and outstanding common shares in the capital of the Target (including any shares that may become issued and outstanding while the Offer remains open for acceptance).

“Specified Time” means a time determined in accordance with Schedule 7 (Timetables).

“Subsequent Acquisition Transaction” means, after Bidco takes up and pays for Shares validly deposited under the Offer and the Compulsory Acquisition is not available or not exercised, the acquisition by way of an amalgamation, plan of arrangement, capital reorganization or other transaction involving Target and Bidco and/or one or more affiliates of Bidco of all Shares not acquired by Bidco pursuant to the Offer.

“Subsidiary” means in relation to any company or corporation (a “holding company”), a company or corporation:

(a)                                  which is controlled, directly or indirectly, by the holding company;

(b)                                  more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or

(c)                                   which is a Subsidiary of another Subsidiary of the holding company,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to determine the composition of the majority of its board of directors or equivalent body.

“Swiss Anticipatory Tax” means any withholding tax on the payment of interest and dividends (including constructive dividends) in accordance with the Swiss Federal Statute on Anticipatory Tax of 13 October 1965 (as amended from time to time).

“Swiss Borrower” means a Borrower incorporated, or for tax purposes resident, in Switzerland.

“Swiss Guarantor” means a Guarantor incorporated, or for tax purposes resident, in Switzerland.

“Swiss Obligor” means a Swiss Borrower or a Swiss Guarantor.

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“Syndication” means the syndication of the Facilities.

“Syndication Agreement” means any agreement to be entered into between the Parties to novate rights and obligations under this Agreement.

“Syndication Date” means the date (as determined by the Mandated Lead Arrangers and notified to the Company) on which the Syndication has been completed and the additional syndicate members have become bound by this Agreement.

“Target” means Falconbridge Limited.

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty (including but not limited to, stamp duty) or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Taxes Act” means the Income and Corporation Taxes Act 1988.

“Termination Date” means:

(a)                                  in relation to Facility A, the date which is 36 Months after the date of the first Utilisation under the Facilities (except that, if such date would otherwise fall on a day which is not a Business Day, it will instead be the immediately preceding Business Day);

(b)                                  in relation to Facility B, the date which is 60 Months and one day after the date of the first Utilisation under the Facilities (except that, if such date would otherwise fall on a day which is not a Business Day, it will instead be the immediately following Business Day);

(c)                                   in relation to Facility C, the date which is 60 Months after the date of the first Utilisation under the Facilities (except that, if such date would otherwise fall on a day which is not a Business Day, it will instead be the immediately preceding Business Day); and

(d)                                  in relation to Facility D, the date which is 364 days after the date of the first Utilisation under the Facilities, or following extension in accordance with Clause 7.3 (Extension Option), the date which is 728 days after the date of the first Utilisation under the Facilities (except that, if such date would otherwise fall on a day which is not a Business Day, it will instead be the immediately preceding Business Day).

“Term Facility” means Facility A or Facility B or Facility D.

“Term Loan” means a Facility A Loan or a Facility B Loan or a Facility D Loan.

“Third Existing Facility” means the facility made available under the Third Existing Facility Agreement.

“Third Existing Facility Agreement” means the $2,500,000,000 bridge facility agreement dated 8 May 2006 between the Company, the Parent, and the Borrowers and Guarantors named in it and the facility agent, the mandated lead arrangers and the lenders named in it.

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“Total Assets” means, at any time, consolidated total assets of the Group as shown in the most recent consolidated financial statements of the Parent delivered to the Facility Agent in accordance with Clause 20.1 or 20.2, as the case may be.

“Total Capitalisation” means at any time, the aggregate of Consolidated Borrowings and Consolidated Net Worth.

“Total Commitments” means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments and the Total Facility C Commitments being $6,000,000,000 at the date of this Agreement.

“Total Facility A Commitments” means the aggregate of Facility A Commitments, being $3,000,000,000 at the date of this Agreement.

“Total Facility B Commitments” means the aggregate of Facility B Commitments, being $1,000,000,000 at the date of this Agreement.

“Total Facility C Commitments” means the aggregate of Facility C Commitments, being $3,000,000,000 at the date of this Agreement.

“Total Facility D Commitments” means the aggregate of Facility D Commitments, being $1,500,000,000 at the date of this Agreement.

“Total Revenue” means, for any period, consolidated total revenue of the Group as disclosed in the consolidated financial statements of the Parent delivered to the Facility Agent in accordance with Clause 20.1 or 20.2, as the case may be, for that period.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 Part I (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Company.

“Transfer Date” means, in relation to an assignment or transfer, the later of:

(a)                                  the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                  the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Unconditional Date” means the date on which all of the conditions of the Offer are satisfied or waived and Bidco announces that it has taken up Shares under the Offer.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Utilisation” means a Loan.

“Utilisation Date” means the date on which a Utilisation is, or is to be, made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 2 (Requests).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature (including, but not limited to, goods and service tax).

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1.2                         Construction

(a)                           Unless a contrary indication appears, any reference in this Agreement to:

(i)                                      the “Facility Agent”, any “Mandated Lead Arranger”, the “Bookrunner”, any “Finance Party”, any “Lender”, any “Obligor”, or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                   “assets” includes present and future properties, revenues and rights of every description;

(iii)                                the “equivalent” in any currency (the “first currency”) of any amount in another currency (the “second currency”) shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the Facility Agent’s spot rate of exchange for the purchase of the first currency with the second currency in the London foreign exchange market at or about 11.00 a.m. on a particular day (or at or about such time and on such date as the Facility Agent may from time to time reasonably determine to be appropriate in the circumstances);

(iv)                               the “European interbank market” means the interbank market for euro operating in Participating Member States;

(v)                                  a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(vi)                               “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                            a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(viii)                         a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)                               a provision of law is a reference to that provision as amended or re-enacted;

(x)                                  a time of day is a reference to London time;

(xi)                               “Barclays Capital” is a reference to Barclays Capital, the investment banking division of the Barclays Bank PLC; and

(xii)                            a “share” includes, in respect of a company incorporated in Spain, both shares (“acciones”) and, if applicable, participations (“participaciones”).

(b)                           Section, Clause and Schedule headings are for ease of reference only.

(c)                            Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

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(d)                           A Default or an Event of Default is “continuing” if it has not been remedied or waived.

1.3                         Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.4                         Calculations

(a)                           EBITDA, Interest Expense, Consolidated Borrowings, Consolidated Net Worth, Total Assets, Total Revenue and Total Capitalisation shall be calculated and interpreted on a consolidated basis in accordance with GAAP and shall be expressed in US Dollars.

(b)                           EBITDA, Interest Expense, Consolidated Borrowings, Consolidated Net Worth, Total Assets, Total Revenue and Total Capitalisation shall be determined (except as needed to reflect the terms of this Agreement) from the financial statements of the Group and Compliance Certificates delivered under Clause 20.1 (Annual financial statements), Clause 20.2 (Half-yearly financial statements) and Clause 20.4 (Compliance Certificates). For the purposes of calculating the financial covenants in paragraphs (b) and (c) of Clause 21 (Financial Covenants), for Relevant Periods ending on dates up to and including 31 December 2006:

(i)                                      where any acquisition occurs during a Relevant Period, EBITDA shall be determined on a pro forma basis as if the acquisition occurred at the beginning of that Relevant Period; and

(ii)                                   Interest Expense will be calculated by multiplying the Interest Expense incurred since the Unconditional Date by 365 and dividing the resultant figure by the number of days from the Unconditional Date to the end of such Relevant Period.

(c)                            Consolidated Borrowings and Consolidated Net Worth shall be calculated on the basis that any amounts owed by the Group under Equity Bridge Facility Loans shall be deemed to be ordinary share capital and not borrowings.

(d)                           For the purpose of this Clause 1.4 and the defined terms referred to in it, no item shall be included or excluded more than once in any calculation.

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SECTION 2

THE FACILITIES

2.                                The Facilities

2.1                         The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

(a)                                  a multicurrency 36 Month term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

(b)                                  a multicurrency 60 Month and one day term loan facility in an aggregate amount equal to the Total Facility B Commitments; and

(c)                                   a multicurrency 60 Month revolving loan facility in an aggregate amount equal to the Total Facility C Commitments; and

(d)                                  a multicurrency 364 day term loan facility with an extension option in an aggregate amount equal to the Total Facility D Commitments.

2.2                         Finance Parties’ rights and obligations

(a)                           The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                           The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)                            A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3                         Company as Obligors’ agent

Each Obligor (other than the Company):

(a)                                  irrevocably authorises the Company to act on its behalf as its agent in relation to the Finance Documents, including:

(i)                                  to give and receive as agent on its behalf all notices and instructions (including Utilisation Requests and Selection Notices);

(ii)                               to sign on its behalf all documents in connection with the Finance Documents (including amendments and variations of any Finance Documents); and

(iii)                            to take such other action as may be necessary or desirable under or in connection with the Finance Documents; and

(b)                                  confirms that it will be bound by any action taken by the Company under or in connection with the Finance Documents.

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2.4                         Acts of Company

(a)                           The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:

(i)                                      any actual or purported irregularity in any act done or failure to act by the Company;

(ii)                                   the Company acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

(iii)                                any actual or purported failure by or inability of the Company to inform any Obligor of receipt by it of any notification under the Finance Documents.

(b)                           In the event of any conflict between any notices or other communications of the Company and any other Obligor, those of the Company shall prevail.

3.                                Purpose

3.1                         Purpose

(a)                           Each Borrower shall apply all amounts borrowed by it under the Facilities in or towards the financing or refinancing (but, in each case, only after the Unconditional Date):

(i)                                      the consideration payable by Bidco for the acquisition by it of those Shares of the Target to be acquired by it pursuant to the Offer;

(ii)                                   the consideration payable by Bidco for the acquisition by it of those Shares of the Target to be acquired by it pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction;

(iii)                                the consideration payable by Bidco to holders of options to acquire Shares in the Target pursuant to any proposal by it to acquire those options;

(iv)                               the redemption purchase or other retirement by any member or members of the Group or the Target of any or all of the preferred shares of the Target outstanding at close of business on the date upon which any member or members of the Group acquire more than 50 per cent. of the Shares in the Target;

(v)                                  the Financial Indebtedness of the Target and its Subsidiaries existing at close of business on the date upon which any member or members of the Group acquire more than 50 per cent. of the Shares in the Target;

(vi)                               Offer Costs;

(vii)                            the refinancing of the Second Existing Facility and the Third Existing Facility; and/or

(viii)                         (in the case of amounts borrowed under Facility C only) the general corporate purposes of the Group, including but not limited to the refinancing of the First Existing Facility.

(b)                           No amount borrowed under the Facilities shall be applied in any manner that may be illegal or contravene any applicable local laws or regulations in any relevant jurisdiction concerning financial assistance by a company for the acquisition of or subscription for its own shares or concerning the protection of shareholders’ capital.

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3.2                         Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                Conditions of Utilisation

4.1                         Initial conditions precedent

No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part III of Schedule 1 (Conditions precedent to initial Utilisation Request) in form and substance satisfactory to the Facility Agent. The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2                         Further conditions precedent

Subject to the provisions of Clause 4.4 (Certain Funds), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)                                      in the case of a Rollover Loan, no Event of Default is continuing or might reasonably be expected to result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(ii)                                   the Repeating Representations to be made by each Obligor are true in all material respects.

4.3                         Conditions relating to Optional Currencies

(a)                           A currency will constitute an Optional Currency in relation to a Loan if:

(i)                                      it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

(ii)                                   it is Canadian Dollars or has been approved by the Facility Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Facility Agent of the relevant Utilisation Request or Selection Notice for that Loan.

(b)                           If the Facility Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above by the Specified Time, the Facility Agent will confirm to the Company by the Specified Time:

(i)                                      whether or not the Lenders have granted their approval; and

(ii)                                   if approval has been granted, the minimum amount (and, if required, the integral multiple) for any subsequent Utilisation in that currency.

4.4                         Certain Funds

To ensure that Bidco has resources available to fulfil its obligations under the Offer, the Lenders agree that (without prejudice to Clause 23.17 (Certain Funds)) in relation to any Loan requested during the Certain Funds Period to be applied for the purposes referred to in Clause 3.1(a)(i)-(vii) (Purpose):

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(a)                                       paragraph (i) of Clause 4.2 (Further conditions precedent) shall only be applicable to the extent that a Certain Funds Event of Default has occurred which is continuing; and

(b)                                       paragraph (ii) of Clause 4.2 (Further conditions precedent) shall only be applicable to the Certain Funds Repeated Representations.

4.5                         Maximum number of Utilisations

(a)                           A Borrower may deliver more than one Utilisation Request under a Facility on any one day.

(b)                           A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Facility A Loans in respect of Facility A, 10 Facility B Loans in respect of Facility B, 10 Facility C Loans in respect of Facility C, or 10 Facility D Loans in respect of Facility D would be outstanding.

(c)                            A Borrower may not request that a Loan be divided if, as a result of the proposed division, in respect of Facility A more than 10 Facility A Loans, in respect of Facility B more than 10 Facility B Loans, in respect of Facility C more than 10 Facility C Loans or in respect of Facility D more than 10 Facility D Loans would be outstanding.

(d)                           Any Loan made by a single Lender under Clause 6.2 (Unavailability of the Optional Currency) shall not be taken into account in this Clause 4.5.

4.6                         Canadian Borrowers

A Canadian Borrower may only borrow a Facility B Loan or Facility B Loans pursuant to this Agreement and that Facility B Loan or Facility B Loans must be (i) drawn on the date of the first Utilisation under the Term Facilities; and (ii) denominated in the Base Currency.

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SECTION 3

UTILISATION

5.                                Utilisation

5.1                         Delivery of a Utilisation Request

A Borrower may utilise a Facility by delivery to the Facility Agent of a duly completed Utilisation Request in the form of Part I of Schedule 2 (Requests) not later than the Specified Time provided that a Utilisation Request in respect of a Loan to be utilised for the purpose set out in Clause 3.1(a)(i) (Purpose) may be delivered no later 9:30 am on the Quotation Day.

5.2                         Completion of a Utilisation Request

(a)                           Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                      it identifies the Facility to be used;

(ii)                                   the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)                                the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iv)                               the proposed Interest Period complies with Clause 10 (Interest Periods); and

(v)                                  it specifies the account and bank (which either (x) must be in the principal financial centre of the country of the currency of the Utilisation or, in the case of euro, the principal financial centre of a Participating Member State in which banks are open for general business on that day or London or (y) must be in Toronto in the case of a Utilisation of a Loan denominated in the Base Currency for the purposes of acquiring Shares) to which the proceeds of the Utilisation are to be credited.

(b)                           Only one Loan may be requested in each Utilisation Request but more than one Utilisation Request may be delivered on the same day.

5.3                         Currency and amount

(a)                           The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)                           The amount of the proposed Loan must be:

(i)                                      if the currency selected is the Base Currency, a minimum of $25,000,000 and an integral multiple of $5,000,000 or, if less, the Available Facility; or

(ii)                                   if the currency selected is Canadian Dollars, a minimum of C$25,000,000 and an integral multiple of C$5,000,000 or, if less, the Available Facility; or

(iii)                                if the currency selected is an Optional Currency other than Canadian Dollars, the minimum amount (and, if required, integral multiple) specified by the Facility Agent

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pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(iv)                               in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4                         Lenders’ participation

(a)                           If the conditions set out in this Agreement have been met, each Lender participating in the relevant Facility shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)                           The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                            The Facility Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

6.                                Optional Currencies

6.1                         Selection of currency

(a)                           A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan:

(i)                                      (in the case of an initial Utilisation) in a Utilisation Request; and

(ii)                                   (afterwards, in relation to a Term Loan made to it) in a Selection Notice.

(b)                           If a Borrower (or the Company on behalf of a Borrower) fails to issue a Selection Notice or fails to select the currency of a Loan in a Selection Notice in relation to a Term Loan, it shall be deemed to have requested that the Loan will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

(c)                            If a Borrower (or the Company on behalf of a Borrower) issues a Selection Notice requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Facility Agent shall promptly notify the Borrower and the Lenders and the Loan will remain in the existing currency (with Interest Periods running from one Business Day until the next Business Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

6.2                         Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)                                  a Lender notifies the Facility Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)                                  a Lender notifies the Facility Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

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the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3                         Change of currency of Term Loans to Borrowers (other than Canadian Borrowers)

(a)                           If a Term Loan borrowed by a Borrower (other than a Canadian Borrower) is to be denominated in different currencies during two successive Interest Periods:

(i)                                      if the currency for the second Interest Period is an Optional Currency, the amount of that Loan in that Optional Currency will be calculated by the Facility Agent as the amount of that Optional Currency equal to the Base Currency Amount of the Loan at the Facility Agent’s Spot Rate of Exchange at 11:00 a.m. on the Quotation Day;

(ii)                                   if the currency for the second Interest Period is the Base Currency, the amount of the Loan will be equal to the Base Currency Amount;

(iii)                                (unless the Facility Agent and the Borrower agree otherwise in accordance with paragraph (b) below) the Borrower that has borrowed the Loan shall repay it on the last day of the first Interest Period in the currency in which it was denominated for that Interest Period; and

(iv)                               (subject to Clause 4.2 (Further conditions precedent)) the Lenders shall re-advance the Loan in the new currency in accordance with Clause 6.6 (Facility Agent’s calculations).

(b)                           If the Facility Agent and the Borrower that has borrowed the Loan agree, the Facility Agent shall:

(i)                                      apply the amount paid to it by the Lenders to be re-advanced pursuant to paragraph (a)(iv) above (or so much of that amount as is necessary) in or towards purchase of an amount in the currency in which the Term Loan is outstanding for the first Interest Period; and

(ii)                                   use the amount it purchases in or towards satisfaction of the relevant Borrower’s obligations under paragraph (a)(iii) above.

(c)                            If the amount purchased by the Facility Agent pursuant to paragraph (b)(i) above is less than the amount required to be repaid by the Borrower, the Facility Agent shall promptly notify that Borrower and that Borrower shall, on the last day of the first Interest Period, pay an amount to the Facility Agent (in the currency of the outstanding Term Loan for the first Interest Period) equal to the difference.

(d)                           If any part of the amount paid to the Facility Agent by the Lenders pursuant to paragraph (a)(iv) above is not needed to purchase the amount required to be repaid by the relevant Borrower, the Facility Agent shall promptly notify that Borrower and pay that Borrower, on the last day of the first Interest Period, that part of that amount (in the new currency).

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6.4                         Change of currency of Term Loans to Canadian Borrowers

If a Term Loan borrowed by a Canadian Borrower is to be denominated in different currencies during two successive Interest Periods:

(i)                                      if the currency for the first Interest Period was the Base Currency and the currency of the second Interest Period is an Optional Currency, the amount of that Loan in that Optional Currency will be calculated by the Facility Agent as the amount in that Optional Currency equal to the Base Currency Amount of the Loan at the Facility Agent’s Spot Rate of Exchange at 11:00 a.m. on the Quotation Day;

(ii)                                   if the currency for the second Interest Period is the Base Currency, the amount of the Loan will be calculated by the Facility Agent as the amount in the Base Currency equal to the amount of the Loan in the Optional Currency for the first Interest Period at the Facility Agent’s Spot Rate of Exchange at 11:00 a.m. on the Quotation Day; and

(iii)                                if the currency for the first Interest Period was an Optional Currency and the currency for the second Interest Period is another Optional Currency, the amount of that Loan in the latter Optional Currency will be calculated by the Facility Agent as the amount in that Optional Currency equal to the amount of the Loan in the former Optional Currency at the Facility Agent’s Spot Rate of Exchange at 11:00 a.m. on the Quotation Day;

(iv)                               the Facility Agent shall inform the Lenders of the amount of Loan in the new currency; and

(v)                                  each Lender shall make such arrangements as it deems necessary to reflect its exposure, if any, to the Loan in the new currency.

6.5                         Same Optional Currency during successive Interest Periods for Term Loans

(a)                           If a Term Loan is to be denominated in the same Optional Currency during two successive Interest Periods, the Facility Agent shall calculate the amount of the Term Loan in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Base Currency Amount of that Term Loan at the Facility Agent’s Spot Rate of Exchange at or about the Specified Time and (subject to paragraph (b) below):

(i)                                      if the amount calculated is less than the existing amount of that Term Loan in the Optional Currency during the first Interest Period, promptly notify the Borrower that has borrowed that Term Loan and that Borrower shall pay, on the last day of the first Interest Period, an amount equal to the difference; or

(ii)                                   if the amount calculated is more than the existing amount of that Term Loan in the Optional Currency during the first Interest Period, promptly notify each Lender and, if no Default is continuing, each Lender shall, on the last day of the first Interest Period, pay its participation in an amount equal to the difference.

(b)                           If the calculation made by the Facility Agent pursuant to paragraph (a) above shows that the amount of the Term Loan in the Optional Currency for the second of those Interest Periods converted into the Base Currency at the Facility Agent’s Spot Rate of Exchange used in calculating the Base Currency Amount of that Loan has increased or decreased by less than

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5 per cent compared to its Base Currency Amount (taking into account any payments made pursuant to paragraph (a) above), no notification shall be made by the Facility Agent and no payment shall be required under paragraph (a) above.

6.6                         Facility Agent’s calculations

(a)                           All calculations made by the Facility Agent pursuant to this Clause 6 will take into account any repayment, prepayment, consolidation or division of Term Loans to be made on the last day of the first Interest Period for that Loan.

(b)                           Each Lender’s participation in a Loan will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

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SECTION 4

REDUCTION, REPAYMENT, PREPAYMENT AND CANCELLATION

7.                                Repayment and reduction of Loans

7.1                         Repayment of Term Loans

(a)                           Subject to Clause 7.3 (Extension Option), each Borrower which has drawn a Term Loan shall repay that Loan on the Termination Date.

(b)                           Any Term Loan remaining outstanding on the Termination Date shall be repaid on that date.

(c)                            No Borrower may reborrow any part of a Term Facility which is repaid.

7.2                         Repayment of Facility C Loans

Each Borrower which has drawn a Facility C Loan shall repay that Loan on the last day of its Interest Period.

7.3                         Extension Option

(a)                           The Termination Date in relation to Facility D shall be extended by 364 days if the Company gives notice to the Facility Agent not less than 45 days before the then Termination Date in relation to Facility D and no Event of Default is continuing on the date of such notice nor on the original Termination Date of Facility D. Such notice is irrevocable.

(b)                           There may be only one extension of the Termination Date of Facility D.

8.                                Prepayment and cancellation

8.1                         Illegality

If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

(a)                                  that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                                  upon the Facility Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)                                   each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2                         Change of Control

(a)                           If any person or group of persons acting in concert acquire control of the Parent:

(i)                                      the Company shall promptly notify the Facility Agent upon becoming aware of that event and shall offer to prepay all outstanding Loans and to cancel the Facilities in full;

(ii)                                   the Facility Agent shall promptly notify the Lenders of receipt of such notice and offer from the Company;

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(iii)                                no Borrower may make a Utilisation (except for a Rollover Loan) unless otherwise agreed by the Majority Lenders; and

(iv)

(A)                            if the Majority Lenders accept the offer made pursuant to Clause 8.2(a)(i) and the Facility Agent has given notice of such acceptance to the Company within 30 days of receipt of the Company’s notice, the Facilities shall immediately be cancelled and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents shall become immediately due and payable; or

(B)                            if the Majority Lenders do not so accept, any Lender who voted to accept the offer to prepay and cancel the Facilities may notify the Company and the Facility Agent within 45 days of receipt of the Company’s notice if it objects to the event notified by the Company on the basis of a generally applicable internal policy (provided that notification by that Lender will amount to conclusive evidence of a violation of such policy and nothing in this Clause will oblige that Lender to disclose any information relating to such objection or internal policy) and, on receipt by the Company of notice to that effect, that Lender’s Commitment shall then be immediately cancelled and that Lender’s participation in all outstanding Loans, accrued interest and all other amounts accrued under the Finance Documents shall become immediately due and payable.

(b)                           For the purpose of paragraph (a) above:

(i)                                      “control” means the power (whether by way of ownership of shares, proxy, contract, agent or otherwise) to:

(A)                            cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Parent; or;

(B)                            appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; and

(ii)                                   “acting in concert” has the meaning given to it in the City Code on Takeovers and Mergers.

8.3                         Voluntary cancellation

(a)                           The Company may, if it gives the Facility Agent not less than 10 days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $25,000,000 (or its equivalent in any other currency or currencies) or the outstanding balance under the relevant Facility, if less) of an Available Facility at any time during the Availability Period in respect of the relevant Facility.

(b)                           Neither Facility A, Facility B, Facility C nor Facility D may be cancelled until the Debt Bridge Facility has been cancelled in full.

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8.4                         Voluntary Prepayment

(a)                           The Borrower to which a Loan has been made may, if it gives the Facility Agent not less than 10 days (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (being a minimum of $25,000,000 (or its equivalent in any other currency or currencies) or the outstanding amount under that Facility, if less).

(b)                           A Term Loan may only be prepaid if there are no Debt Bridge Facility Loans outstanding and the Debt Bridge Facility has been cancelled in full.

8.5                         Right of replacement of a single Lender

If:

(a)                                  any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

(b)                                  any Lender claims indemnification from the Company under Clause 13.3 (Tax indemnity) or Clause 14 (Increased costs),

the Company may:

(i)                                      (whilst the circumstance giving rise to the requirement or indemnification continues) arrange for the transfer of the whole (but not part only) of that Lender’s Commitment and participations in the Loans to a new or existing Lender willing to accept that transfer and acceptable to the Company and the remaining Lenders; or

(ii)                                   give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations, whereupon the Commitment of that Lender shall immediately be reduced to zero. On the last day of each Interest Period which ends after the Company has given notice under this paragraph (ii) (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan.

8.6                         Replacement of a Non-Consenting or Non-Funding Lender

(a)                           In this Clause 8.6:

(i)                                      “Non-Consenting Lender” means a Lender which does not agree to a waiver or amendment if:

(A)                            the Company or the Facility Agent has requested the Lenders to consent to a waiver or amendment of any provision of any Finance Document;

(B)                            the relevant waiver or amendment requires the consent of all the Lenders; and

(C)                            the Majority Lenders have consented to that waiver or amendment.

(ii)                                   “Non-Funding Lender” means:

(A)                            any Lender which has failed to make or participate in any Loan as required by this Agreement; or

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(B)                            any Lender which has given notice to a Borrower or the Facility Agent that it does not intend to make or participate in any Loan in accordance with the requirements of this Agreement or has repudiated its obligations to do so.

(b)                           If:

(i)                                      any Lender becomes a Non-Consenting Lender; or

(ii)                                   any Lender becomes a Non-Funding Lender,

the Company may, if it gives the Facility Agent and that Lender not less than 10 Business Days’ prior notice, arrange for the transfer of the whole (but not part only) of that Lender’s Commitment and participations in the Loans to a new or existing Lender willing to accept that transfer and acceptable to the Company and the remaining Lenders of the relevant Facility.

(c)                            The replacement of a Lender pursuant to this Clause 8.6 shall be subject to the following conditions:

(i)                                      the Company shall have no right to replace the Facility Agent;

(ii)                                   neither the Facility Agent nor any Lender shall have any obligation to the Company to find a replacement Lender;

(iii)                                in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 180 days after the date the Non-Consenting Lender notified the Company and the Facility Agent of its failure to agree to any requested consent, waiver or amendment to the Finance Documents;

(iv)                               any Lender replaced pursuant to this Clause 8.6 shall not be required to pay or surrender to any other Lender any of the fees received by that Lender pursuant to this Agreement;

(v)                                  payment of any applicable Break Costs;

(vi)                               payment of any fees due under Clause 24.3 (Assignment or transfer fee); and

(vii)                            performance by the Facility Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such replacement, the completion of which the Facility Agent will promptly notify to the Non-Consenting Lender or the Non-Funding Lender, as the case may be, and the replacement Lender.

8.7                         Restrictions

(a)                           Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                           Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

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(c)                                  The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(d)                                 No Borrower may reborrow any amount of a Term Loan that is prepaid or repaid.

(e)                                  Unless a contrary indication appears in this Agreement, any amount of a Facility C Loan which is repaid or prepaid may be reborrowed in accordance with the terms of this Agreement.

(f)                                   Unless a contrary indication appears in this Agreement, no amount of the Total Commitments cancelled or reduced under this Agreement may be subsequently reinstated.

(g)                                  If the Facility Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

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SECTION 5

COSTS OF UTILISATION

9.                                Interest

9.1                         Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                  the relevant Margin;

(b)                                  LIBOR or, in relation to any Loan in euro, EURIBOR; and

(c)                                   Mandatory Cost, if any.

9.2                         Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

9.3                         Default interest

(a)                           If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 1 per cent. and the rate (at the highest Margin under Clause 9.5) which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)                           If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                      the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                   the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 1 per cent. and the rate which would have applied if the overdue amount had not become due.

(c)                            Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4                         Notification of rates of interest

The Facility Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

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9.5                         Margin adjustment

(a)                           Subject to the terms of this Clause 9.5, the Margin shall be the rate specified in relation to each Facility in Clause 1.1 (Definitions).

(b)                           Following the date falling 6 Months after the date of this Agreement, the Margin applicable to each Facility will be adjusted in accordance with paragraphs (c), (d), (e), (f), (g) and (h) below to the percentage rate per annum specified in Column 1, Column 2, Column 3 or Column 4 respectively as set out below opposite the long term credit rating assigned to the Parent by Moody’s Investors’ Services, Inc. (“Moody’s”) and Standard & Poor’s Corporation (“S&P”) specified in Column 5 below (or in the case of a split rating where Clause 9.5(c) below applies):

Column 1 Margin Facility A (%)	Column 2 Margin Facility B (%)	Column 3 Margin Facility C (%)	Column 4 Margin Facility D (%)	Column 5 Credit Rating (Moody’s/S&P)

0.35	0.45	0.45	0.30	A3/A- or higher

0.50	0.60	0.60	0.40	Baal/BBB+

0.60	0.70	0.70	0.50	Baa2/BBB

0.70	0.80	0.80	0.60	Baa3/BBB-

(c)                            If at any time after the date falling 6 Months after the date of this Agreement, the long term credit rating assigned to the Parent by Moody’s and S&P is split, the Margin shall be calculated on the lower of the two ratings unless the difference is greater than one notch, in which case the Margin shall be calculated on the rating one notch above the lower of the two ratings.

(d)                           During the period commencing on the date of this Agreement and ending on the date falling 6 Months after the date of this Agreement, the Margin shall be the rate specified in relation to each Facility in paragraphs (a), (b), (c) and (d) of the definition of Margin in Clause 1.1 (Definitions).

(e)                            If at any time following the date falling 6 Months after the date of this Agreement:

(i)                                      there is a long-term credit rating assigned to the Parent and the applicable credit rating does not appear in the table in paragraph (b) above; or

(ii)                                   the Parent ceases to be rated by Moody’s and S&P,

then the Margin will be the rate specified in relation to each Facility in paragraphs (w), (x), (y) and(z) of the definition of Margin in Clause 1.1 (Definitions).

(f)                             During any period after the date falling 6 Months after the date of this Agreement in which there is only one long term credit rating assigned to the Parent, the Margin shall be calculated on the basis of that credit rating.

(g)                            Any adjustment pursuant to paragraphs (b,) (c), (d), (e) or (f) above shall not apply to any Term Loan then outstanding until the date which is the first day of the next Interest Period (if any) for that Loan.

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(h)                           Any adjustment pursuant to paragraphs (b,) (c), (d), (e) or (f) above shall not apply to the Margin with respect to any Facility C Loan then outstanding but shall only apply to Facility C Loans, the Utilisation Date of which is on or after:

(i)                                      the date of confirmation by either Moody’s or S&P, whichever is the later, in the case of any increase to the long term credit rating of the Parent; or

(ii)                                   the date of announcement by either Moody’s or S&P, whichever is the earlier, in the case of any decrease in the long term credit rating of the Parent.

(i)                               Promptly after becoming aware of the same, the Parent shall inform the Facility Agent in writing if any of the circumstances contemplated by paragraphs (b,) (c), (d), (e) or (f) above arise.

9.6                         Minimum Interest

By entering into this Agreement, the Parties have assumed that the interest payable at the rates set out in Clause 9 (Interest) is not and will not become subject to Swiss Anticipatory Tax. Therefore, each Borrower acknowledges and agrees that the interest rates set out in and which are calculated in accordance with Clause 9 (Interest) shall constitute minimum interest rates, which, if Swiss Anticipatory Tax should apply, shall be adjusted as follows:

(a)                                  Any payment of interest due by a Swiss Borrower shall be increased to an amount which (after making any deduction of the Non-refundable Portion (as defined below) of Swiss Anticipatory Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of Swiss Anticipatory Tax been required. For this purpose, the Swiss Anticipatory Tax shall be calculated on the full grossed-up interest amount and “Non-refundable Portion” shall mean Swiss Anticipatory Tax at the standard rate from time to time (35 per cent at the date of this Agreement) unless a tax ruling by the Swiss Federal Tax Administration confirms that the Non-refundable Portion is, pursuant to any double taxation treaties, a specified lower rate in relation to specified Finance Parties in which case such lower rate shall be applied in relation to such Finance Parties.

(b)                                  Each Swiss Borrower shall provide to the Facility Agent the documents required by law and applicable double taxation treaties for the Lenders to prepare claims for the refund of any Swiss Anticipatory Tax so deducted.

(c)                                   If any amount has been paid to a Lender in respect of which Swiss Anticipatory Tax has been paid by a Swiss Borrower and such Lender determines that such amount has been refunded to it by the Swiss tax authorities, it shall promptly reimburse that Swiss Borrower such amount as will leave the Lender in the same position as if there had been no Swiss Anticipatory Tax.

(d)                                  A Swiss Borrower shall not be required to make an increased payment to a Lender pursuant to this Clause 9.5 if the requirement to make a deduction of Swiss Anticipatory Tax arises as a result of a breach of Clause 26.18 (Bank representation by Original Lenders) or Clause 24.2 (Conditions of assignment or transfer) by that Lender or by the Existing Lender (as defined in Clause 24.1 (Assignments and transfers by the Lenders))

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which assigned or transferred any of its rights and obligations under the Finance Documents to such Lender.

10.                         Interest Periods

10.1                  Selection of Interest Periods

(a)                           The Company on behalf of a Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)                           Subject to this Clause 10, a Borrower may select an Interest Period of one, two, three or six Months or any other period agreed between the Company and the Facility Agent (acting on the instructions of all the Lenders participating in the relevant Loan).

(c)                            Prior to determining the interest rate for an Interest Period for a Loan beginning before the Syndication Date, the Facility Agent may shorten that Interest Period to a duration of 1 Month (or such shorter duration as may be desirable to ensure that the Interest Period ends on a date on which rights and obligations under this Agreement are to be novated to persons becoming Parties as a result of the Syndication or the sub-underwriting of the Facilities).

(d)                           A Facility C Loan has one Interest Period only.

(e)                            Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Facility Agent by the Company on behalf of the Borrower to which that Loan was made not later than the Specified Time.

(f)                             If the Company fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (e) above the relevant Interest Period will be one Month.

(g)                            Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(h)                           An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

10.2                  Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.3                  Consolidation and division of Term Loans

(a)                           Subject to paragraph (b) below, if two or more Interest Periods:

(i)                                      relate to Term Loans in the same currency to the same Borrower; and

(ii)                                   end on the same date,

those Term Loans will, unless the Company on behalf of the relevant Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Term Loan on the last day of the Interest Period.

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(b)                           Subject to Clause 4.3 (Maximum number of Utilisations) and Clause 5.3 (Currency and amount), if the Company on behalf of the relevant Borrower requests in a Selection Notice that a Term Loan be divided into two or more Term Loans, that Term Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of the Term Loan immediately before its division.

11.                         Changes to the calculation of interest

11.1                  Absence of quotations

Subject to Clause 11.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2                  Market disruption

(a)                           If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)                                      the Margin;

(ii)                                   the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)                                the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)                           In this Agreement “Market Disruption Event” means:

(i)                                      at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(ii)                                   before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3                  Alternative basis of interest or funding

(a)                           If a Market Disruption Event occurs and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                           Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

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11.4                  Break Costs

(a)                           Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                           Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.                         Fees

12.1                  Commitment fee

(a)                           The Company shall pay to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed at a percentage rate per annum on a day to day basis equal to:

(i)                                      35 per cent. of the applicable Margin on that Lender’s Available Commitment under Facility A for the Availability Period applicable to Facility A;

(ii)                                   35 per cent. of the applicable Margin on that Lender’s Available Commitment under Facility B for the Availability Period applicable to Facility B;

(iii)                                35 per cent. of the applicable Margin on that Lender’s Available Commitment under Facility C for the Availability Period applicable to Facility C; and

(iv)                               30 per cent. of the applicable Margin on that Lender’s Available Commitment under Facility D for the Availability Period applicable to Facility D.

(b)                           The accrued commitment fee is payable in the Base Currency on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

12.2                  Arrangement and participation fees

The Company shall pay to the Mandated Lead Arrangers arrangement, underwriting and participation fees in the amounts and at the times agreed in a Fee Letter.

12.3                  Agency fee

The Company shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

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SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13.                         Tax gross up and indemnities

13.1                  Definitions

In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2                  Tax gross-up

(a)                           Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                           The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender, it shall notify the Company and that Obligor.

(c)                            Subject to paragraphs (d) and (g) below, if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                           A Swiss Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of Swiss Anticipatory Tax if and to the extent it is prohibited from doing so by Swiss law.

(e)                            If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                             Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for

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the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)                            A Swiss Borrower shall not be required to make an increased payment to a Lender under paragraph (c) above if the requirement to make a Tax Deduction in respect of Swiss Anticipatory Tax arises as a result of a breach of Clause 26.18 (Bank representation by Original Lenders) or Clause 24.2 (Conditions of assignment or transfer) by a Lender or by the Existing Lender (as defined in Clause 24.1 (Assignments and transfers by Lenders)) which assigned or transferred any of its rights and obligations under the Finance Documents to such Lender.

13.3                  Tax indemnity

(a)                           Each Obligor shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                           Paragraph (a) above shall not apply:

(i)                                      with respect to any Tax assessed on a Finance Party:

(A)                            under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                            under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                                   to the extent a loss, liability or cost:

(A)                            is compensated for by an increased payment under Clause 13.2 (Tax gross-up); or

(B)                            would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (g) of Clause 13.2 (Tax gross-up) applied; or

(C)                            arises as a result of a breach of Clause 26.18 (Bank representation by Original Lenders) or of Clause 24.2 (Conditions of assignment or transfer) by a Lender or by the Existing Lender (as defined in Clause 24.1 (Assignments and transfers by the Lenders)) which assigned or transferred any of its rights and obligations under the Finance Documents; or

(iii)                                to a Swiss Obligor in respect of Swiss Anticipatory Tax if it is prohibited from doing so by Swiss law.

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(c)                            A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Company.

(d)                           A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Facility Agent.

13.4                  Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                  a Tax Credit is attributable to that Tax Payment; and

(b)                                  that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

13.5                  Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration, capital duty and other similar Taxes payable in respect of any Finance Document (other than any Assignment Agreement or any Transfer Certificate).

13.6                  Value added tax

(a)                           All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)                           Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses.

14.                         Increased costs

14.1                  Increased costs

(a)                           Subject to Clause 14.3 (Exceptions) the Company shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)                           In this Agreement, “Increased Costs” means:

(i)                                      a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                   an additional or increased cost; or

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(iii)                                a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2                  Increased cost claims

(a)                           A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Company.

(b)                           Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

14.3                  Exceptions

(a)                           Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                      attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                   compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

(iii)                                compensated for by the payment of the Mandatory Cost; or

(iv)                               attributable to the failure by the relevant Finance Party or its Affiliates to comply with any law or regulation.

(b)                           In this Clause 14.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Definitions).

15.                         Other indemnities

15.1                  Currency indemnity

(a)                           If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                      making or filing a claim or proof against that Obligor; or

(ii)                                   obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

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(b)                           Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2                  Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)                                  the occurrence of any Event of Default;

(b)                                  a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(c)                                   funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)                                  a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company or as required by this Agreement.

15.3                  Indemnity to the Facility Agent

The Company shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)                                  investigating any event which it reasonably believes is a Default; or

(b)                                  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.4                  Environmental indemnity

Subject to Clause 18.9 (Swiss Limitations), each Obligor shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability:

(a)                                  incurred by that Finance Party as a result of any actual or alleged breach of any Environmental Law by any member of the Group;

(b)                                  which would not have arisen if a Finance Document had not been entered into by that Finance Party; and

(c)                                   which is not caused by that Finance Party’s negligence or wilful misconduct.

15.5                  Acquisition Financing Indemnity

The Company shall, within three Business Days of demand, indemnify each Finance Party, each of their respective Affiliates and each of their respective directors, officers, employees or agents (each an “Indemnified Party”) against any cost, expense, loss or liability (including legal fees) incurred by that Indemnified Party (otherwise than by reason of the gross negligence or wilful misconduct of that Indemnified Party) related to, arising out of or in connection with:

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(a)                                  the Offer;

(b)                                  any Indemnified Party financing or refinancing, or agreeing to finance or refinance, any acquisition of any Shares by Bidco or any person acting in concert with Bidco; or

(c)                                   the use of proceeds of any Loan.

16.                         Mitigation by the Lenders

16.1                  Mitigation

(a)                           Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs), including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                           Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2                  Limitation of liability

(a)                           The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)                           A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.                         Costs and expenses

17.1                  Transaction expenses

The Company shall promptly on demand pay the Facility Agent, the Bookrunners and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) incurred by any of them in connection with the negotiation, preparation, printing, execution, notarisation and syndication of:

(a)                                  this Agreement and any other documents referred to in this Agreement; and

(b)                                  any other Finance Documents executed after the date of this Agreement.

17.2                  Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.9 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Facility Agent for the amount of all reasonable costs and expenses (including legal fees) incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or in connection with that required amendment.

17.3                  Enforcement costs

The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in

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connection with the enforcement of, or the preservation of any rights under, any Finance Document.

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SECTION 7

GUARANTEE

18.                         Guarantee and indemnity

18.1                  Guarantee and indemnity

Subject to Clauses 18.9 (Swiss Limitations), each Guarantor irrevocably and unconditionally jointly and severally:

(a)                                  guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)                                  undertakes with each Finance Party that, whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal Obligor; and

(c)                                   indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it (or which would have been an obligation guaranteed by it if it had not been unenforceable, invalid or illegal) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2                  Continuing guarantee

This guarantee and indemnity is a continuing guarantee and indemnity and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3                  Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)                                  the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)                                  each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4                  Waiver of defences

The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause 18, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                  any time, waiver or consent granted to, or composition with, any Obligor or other person;

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(b)                                  the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                   the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                   any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)                                    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                                   any insolvency or similar proceedings.

18.5                  Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6                  Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                  refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                  hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 18.

18.7                  Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)                                  to be indemnified by an Obligor;

(b)                                  to claim any contribution from any other Guarantor of any Obligor’s obligations under the Finance Documents; and/or

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(c)                                   to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8                  Additional security

This guarantee and indemnity is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.9                  Swiss Limitations

(a)                                  If and to the extent that a Swiss Guarantor is liable pursuant to this Clause 18 for obligations other than the obligations of its Subsidiaries (a “Non-group Liability”) such Swiss Guarantor shall (to the extent that such is a requirement of the applicable law in force at the relevant time) only be liable to the Finance Parties for a sum equal to the maximum amount of its profits available for distribution as dividend at any given time (being the balance sheet profits and any reserves made for this purpose, in each case in accordance with art. 675 (2) and art. 671 (1) and (2) no. 3, of the Swiss Code of Obligations) provided that such limitations shall not free the relevant Swiss Obligor from payment obligations hereunder in excess of its distributable profits, but merely postpone the payment date therefor until such times as payment is permitted notwithstanding such limitations.

(b)                                  Subject to the extent required by applicable law in force at the relevant time and any applicable double taxation treaty, any Swiss Guarantor which has a Non-group Liability:

(i)                                  may deduct Swiss Anticipatory Tax at the rate of 35 percent, or such rate as is in force from time to time from any payment in respect of a Non-group Liability;

(ii)                               may pay any such deduction mentioned in paragraph (i) above, to the Swiss Federal Tax Administration; and

(iii)                            shall notify (or procure that the Company notifies) the Facility Agent that such a deduction has been made and provide, in accordance with Clause 13.2 (f) (Tax gross-up) the Facility Agent with evidence that such deduction has been paid to the Swiss Federal Tax Administration; and

to the extent such a deduction is made (in accordance with paragraph (b)(i) of this Clause), shall not be obliged to either gross-up in accordance with Clause 13.2 (Tax gross-up) or indemnify (or otherwise hold harmless) the Finance Parties in relation to any such deduction and payment to the Swiss Federal Tax Administration.

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SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.                         Representations

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement (in each case in relation to itself and, to the extent expressed to be applicable to them, its Subsidiaries (if any)).

19.1                  Status

(a)                                  It is a limited liability company or corporation, or if the Obligor is organised in Aruba, it is an Aruba exempt company (Aruba Vrijgestelde Vennootschap), duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                  It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted.

19.2                  Binding obligations

The obligations expressed to be assumed by it in each Finance Document to which it is or will be a party are legal, valid, binding and enforceable, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 25 (Changes to the Obligors).

19.3                  Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:

(a)                                  conflict with:

(i)                                  any law or regulation applicable to it or any of its Subsidiaries;

(ii)                               its and each of its Subsidiaries’ constitutional documents; or

(iii)                            any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets; or

(b)                                  result in the existence of, or oblige it or any of its Subsidiaries to create, any Security over any of its or any of its Subsidiaries’ assets.

19.4                  Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5                  Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                                  to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents; and

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(b)                                  to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.

19.6                  Governing law and enforcement

(a)                           The choice of law specified in each Finance Document to which it is a party as the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

(b)                           Subject to the Reservations, any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in that Obligor’s jurisdiction of incorporation.

19.7                  No capital duty, filing or stamp taxes

Under the law of its jurisdiction of incorporation or residence for tax purposes it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any capital duty, stamp, registration or similar tax be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by the Finance Documents to which it is a party (save in each case for the payment of Swiss stamp duty or Swiss Anticipatory Tax that may arise out of a breach of Clause 26.18 (Bank representation by Original Lenders) or Clause 24.2 (Conditions of assignment or transfer)).

19.8                  No default

(a)                           No Event of Default is continuing or can reasonably be expected to result from the making of any Utilisation.

(b)                           No other event or circumstance is outstanding which constitutes (or which would, with the expiry of a grace period, the giving of notice or the making of any determination under the relevant document or any combination of the foregoing, constitute) a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries’) assets are subject which could reasonably be expected to have a Material Adverse Effect.

19.9                  Information Memorandum

(a)                           The factual information in the Information Memorandum (other than factual information relating to the Target and its Affiliates) was true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)                           The financial projections in the Information Memorandum, have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)                            Any expressions of opinion or intention in the Information Memorandum, were made after due and careful consideration and were believed to be reasonable.

(d)                           Nothing has occurred since the date of the Information Memorandum or been omitted from the Information Memorandum and no information has been given or withheld by any member of the Group to any Finance Party that results in any of the information (other than factual information

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relating to the Target and its Affiliates) contained in the Information Memorandum being untrue or misleading in any material respect.

19.10           Financial statements

(a)                           The Original Financial Statements were prepared in accordance with IFRS consistently applied.

(b)                           The Original Financial Statements fairly represent its financial condition and operations as at the end of and for the relevant financial year.

(c)                            There has been no material adverse change in its business or financial condition since the date to which the Original Financial Statements were drawn up.

19.11           Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors (except for obligations mandatorily preferred by law applying to companies generally).

19.12           No proceedings pending or threatened

(a)                           No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including any arising from or relating to Environmental Law or any Environmental Licence) which are reasonably likely to be adversely determined and which, if adversely determined, can reasonably be expected to have a Material Adverse Effect have been started or (to the best of its knowledge) threatened against it or any of its Subsidiaries, nor are there any circumstances likely to give rise to any such litigation, arbitration or administrative proceedings.

(b)                           No labour disputes which can reasonably be expected to have a Material Adverse Effect are current or (to the best of its knowledge) threatened, nor are there any circumstances likely to give rise to any such disputes.

19.13           Assets

It and each of its Subsidiaries has good title to, or valid leases or licences of or is otherwise entitled to use, all material assets required by it to carry on its business as it is being, or is proposed to be, conducted.

19.14           Environmental Laws and Licences

It and each of its Subsidiaries has:

(a)                                  complied with all Environmental Laws to which it is subject;

(b)                                  all Environmental Licences required in connection with its business;

(c)                                   complied with the terms of those Environmental Licences; and

(d)                                  complied with the terms of the Environmental Policy,

in each case where failure to do so would be reasonably likely to have a Material Adverse Effect.

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19.15           Environmental releases

No:

(a)                                  property currently or previously owned, leased, occupied or controlled by it or any of its Subsidiaries (including any offsite waste management or disposal location utilised by it or any of its Subsidiaries) is contaminated with any Hazardous Substance; and

(b)                                  discharge, release, leaching, migration or escape of any Hazardous Substance into the Environment has occurred or is occurring on, under or from that property,

in each case in circumstances where this would be reasonably likely to have a Material Adverse Effect.

19.16           Group Structure

(a)                           The Group Structure Chart shows:

(i)                                      each member of the Group and the Target and any person in which any member of the Group has an interest in the issued share capital or equivalent ownership interest (and the percentage of the total share capital or equivalent ownership interest held, whether legally or beneficially, by that member), in each case both as at the date of this Agreement and as it will be immediately after the Unconditional Date; and

(ii)                                   the status of each person shown in it which is not a limited liability company or corporation.

(b)                           Each Obligor (other than the Parent, Asturiana de Zinc, S.A. or any direct or indirect Subsidiary of Asturiana de Zinc, S.A.) is directly or indirectly a wholly-owned Subsidiary of the Parent.

(c)                            No more than 1 per cent. of the shares of Asturiana de Zinc, S.A. are directly or indirectly owned by any person or persons other than the Company.

19.17           No Financial Indebtedness or Security

(a)                           Neither it nor any of its Subsidiaries has any Financial Indebtedness other than as permitted by Clause 22.6 (Restrictions on Financial Indebtedness).

(b)                           No Security exists over all or any of its (or any of its Subsidiaries’) assets other than as permitted by paragraph (d) of Clause 22.4 (Negative pledge).

19.18           Solvency

(a)                           No Obligor is insolvent or unable to pay its debts (including subordinated and contingent debts), nor could it be deemed to be unable to pay its debts within the meaning of:

(i)                                      (in the case of a company incorporated in England or Wales) Section 123(1)(e) or 123(2) of the Insolvency Act 1986; or

(ii)                                   (in the case of any other company) the laws of the jurisdiction in which it is incorporated,

nor, in any such case, will it become so in consequence of entering into any Finance Document and/or performing any transaction contemplated by any Finance Document.

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(b)                           No Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened for its winding-up, dissolution, liquidation, administration, bankruptcy, suspension of payments or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues.

19.19           Taxes

(a)                           Each member of the Group has paid all Taxes required to be paid by it when due (or, if later, before any interest, fines or penalties are imposed or any Security could be imposed ranking in priority to the claims of any Finance Party).

(b)                           Paragraph (a) above does not apply to any Taxes:

(i)                                      being contested by it in good faith and in accordance with the relevant procedures;

(ii)                                   for which adequate reserves are being maintained in accordance with GAAP; and

(iii)                                where payment can be lawfully withheld and will not result in the imposition of any interest, fines or penalty or any Security, as described in paragraph (a) above.

19.20           Repetition

(a)                           The Repeating Representations (and, in the case of sub-paragraph (ii) below, the representations and warranties set out in Clause 19.5 (Validity and admissibility in evidence) and Clause 19.7 (No capital duty, filing or stamp taxes)) are deemed to be made by each Obligor (in relation to itself and, to the extent expressed to be applicable to them, its Subsidiaries (if any)) by reference to the facts and circumstances then existing on:

(i)                                      the date of each Utilisation Request, the first day of each Interest Period; and

(ii)                                   in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

(b)                           The representations and warranties set out in Clause 19.9 (Information Memorandum) are deemed to be made by the Company and the Parent by reference to the facts and circumstances then existing on:

(i)                                      the date of issue of the Information Memorandum; and

(ii)                                   the date of the Syndication Agreement.

20.                         Information Undertakings

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1                  Annual financial statements

The Company shall supply to the Facility Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

(a)                                  the Parent’s audited consolidated financial statements for that financial year; and

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(b)                                  the audited financial statements of each Obligor (other than Xstrata Coal Pty Limited or any Obligor incorporated in Australia, for so long as it is excluded from preparing financial statements in Australia through compliance with any order made by ASIC under Section 341 of the Corporations Act 2001 of Australia) for that financial year.

20.2                  Half-yearly financial statements

The Company shall supply to the Facility Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within 90 days after the end of each Accounting Half-year ending on 30 June of the financial year of the Company, the Parent’s consolidated financial statements for that Accounting Half-year.

20.3                  Content of half-yearly financial statements

Each set of half-yearly financial statements delivered pursuant to Clause 20.2 (Half-yearly financial statements) above shall include:

(i)                                      a consolidated cash flow statement and profit and loss account for the relevant Accounting Half-year and for the financial year to date; and

(ii)                                   a consolidated balance sheet as at the end of the relevant Accounting Half-year.

20.4                  Compliance Certificate

(a)                           The Company shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a) of Clause 20.1 (Annual financial statements) or Clause 20.2 (Half-yearly financial statements), a Compliance Certificate which shall:

(i)                                      set out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants) as at the date at which or, as the case may be, in respect of the period for which those financial statements were drawn up;

(ii)                                   confirm that no Default is continuing (or if a Default is continuing, specify the Default and the steps being taken to remedy it); and

(iii)                                in the case of a Compliance Certificate provided with financial statements delivered pursuant to paragraph (a) of Clause 20.1 (Annual financial statements) only, set out the Material Subsidiaries of the Group.

(b)                           Each Compliance Certificate shall be signed on behalf of the Company by two officers of the Company.

20.5                  Requirements as to financial statements

(a)                           Each set of financial statements delivered by the Company pursuant to Clause 20.1 (Annual financial statements) or Clause 20.2 (Half-yearly financial statements) shall be certified by an officer of the relevant company as fairly representing its (or, as the case may be, its consolidated) financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up.

(b)                           The Company shall procure that each set of financial statements of the Parent delivered pursuant to Clause 20.1 (Annual financial statements) or Clause 20.2 (Half-yearly financial statements) is prepared using GAAP, unless, in relation to any set of financial statements, it

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notifies the Facility Agent that there has been a change in GAAP and the auditors of the Parent deliver to the Facility Agent:

(i)                                      a description of any change necessary for the relevant financial statements to reflect GAAP applicable to the previous consolidated financial statements of the Parent delivered to the Facility Agent in accordance with Clause 20.1 or 20.2, as the case may be; and

(ii)                                   sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 21 (Financial Covenants) has been complied with, to determine any other relevant matter and/or to make an accurate comparison between the financial position indicated in those financial statements and the previous consolidated financial statements of the Parent delivered to the Facility Agent in accordance with Clause 20.1 or 20.2, as the case may be.

(c)                            Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect GAAP applicable to the previous consolidated financial statements of the Parent delivered to the Facility Agent in accordance with Clause 20.1 or 20.2, as the case may be.

20.6                  Information: miscellaneous

The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)                                  all documents dispatched by the Parent to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)                                  promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which are reasonably likely to be adversely determined and can reasonably be expected, if adversely determined, to have a Material Adverse Effect;

(c)                                   promptly upon becoming aware of them, the details of any claim, notice or other communication received by it in respect of any actual or alleged breach of or liability under Environmental Law which, if substantiated, would be reasonably likely to have a Material Adverse Effect;

(d)                                  promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request.

20.7                  Notification of default

(a)                           Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided to the Facility Agent by another Obligor).

(b)                           Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is

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continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.8                  Offer-related documents

(a)                           The Company shall promptly supply to the Facility Agent sufficient copies for the Lenders of the Offer Document and any other document which contains the material terms or conditions of the Offer or amends, extends or waives the terms or conditions of the Offer.

(b)                           The Company shall promptly supply to each Mandated Lead Arranger such explanation or details as a Mandated Lead Arranger may reasonably request of any item in an Offer Document (such explanation or details being to the best of its knowledge and belief so far as any item relates to the Target and/or any of its Subsidiaries).

(c)                            The Company shall promptly supply to the Mandated Lead Arrangers (in sufficient copies for the Lenders, if the Mandated Lead Arrangers so request) such further information relating to the Offer as the Mandated Lead Arranger may reasonably request.

20.9                  “Know your customer” checks

(a)                           If:

(i)                                      the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                   any change in the status of an Obligor after the date of this Agreement; or

(iii)                                a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Facility Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                           Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)                            The Company shall, by not less than 10 Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that

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one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 25 (Changes to the Obligors).

(d)                          Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Facility Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

21.                          Financial Covenants

The Parent shall ensure that:

(a)                                   Consolidated Borrowings will not at any time exceed 50 per cent. of Total Capitalisation.

(b)                                  the ratio of Consolidated Borrowings to EBITDA for any Relevant Period will not exceed 3.00:1.00; and

(c)                                   the ratio of EBITDA to Interest Expense in respect of any Relevant Period will not be less than 5.00:1.00.

22.                          General Undertakings

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1                     Authorisations

Each Obligor shall (and the Company shall ensure that each other member of the Group will) promptly obtain, comply with and do all that is necessary to maintain in full force and effect (and supply certified copies to the Facility Agent of) any Authorisation required under any applicable law or regulation:

(a)                                   to enable it to perform its obligations under the Finance Documents to which it is a party;

(b)                                  to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document to which it is a party; and

(c)                                   to enable it to carry on its business as it is being conducted from time to time if failure to obtain, comply with or maintain any such Authorisation could reasonably be expected to have a Material Adverse Effect.

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22.2                    Compliance with laws

Each Obligor shall (and the Company shall ensure that each other member of the Group will) comply in all respects with all laws to which it is subject, if failure so to comply would be reasonably likely to have a Material Adverse Effect.

22.3                     Pari passu

Each Obligor shall ensure that its obligations, (whether actual or contingent), under the Finance Documents rank at all times at least pari passu in right of priority and payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by laws applying to companies generally.

22.4                     Negative pledge

(a)                           No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                          No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)                                      sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                   enter into or allow to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iii)                                enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                            No Obligor shall (and the Company shall ensure that no other member of the Group will) sell, transfer or otherwise dispose of any of its receivables on recourse terms.

(d)                           Paragraphs (a) and (b) above do not apply to:

(i)                                      any Security comprising a netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)                                   any Security over goods and documents of title arising in the ordinary course of trading or retention of title arrangements and rights of set-off arising in the ordinary course of trading with suppliers of goods to any member of the Group;

(iii)                                any Security existing and disclosed in writing to the Facility Agent prior to the date of this Agreement provided that the amount thereby secured, as so disclosed, is not thereafter increased or its maturity extended;

(iv)                               any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement, provided that:

(A)                           the Security was not created in contemplation of that acquisition;

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(B)                             the amount thereby secured has not been increased in contemplation of, or since the date of, that acquisition; and

(C)                             unless the Security is in favour of a government or utility supplier and was required to be given as a condition of the person who created the Security being permitted to carry on business or being provided with utility supplies, it is removed or discharged within six Months of the date of acquisition;

(v)                                  any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, provided that:

(A)                           the Security was not created in contemplation of the acquisition of that company;

(B)                             the amount thereby secured has not been increased in contemplation of, or since the date of, that acquisition; and

(C)                             unless the Security is in favour of a government or utility supplier and was required to be given as a condition of the person who created the Security being permitted to carry on business or being provided with utility supplies, it is removed or discharged within six Months of that company becoming a member of the Group;

(vi)                               any Security created over any assets of, shares in, or debts or other obligations of a Project Company securing Project Finance Debt of that Project Company;

(vii)                            any Security in the form of cross charges over joint venture related assets granted to other joint venturers and/or the manager of the joint venture to secure obligations owed to any one or more of the other joint venturers and/or the manager under the joint venture or related agreement;

(viii)                         any Security securing indebtedness the principal amount of which (when aggregated with (A) the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group, other than any permitted under paragraphs (i) to (vii) above and (B) any other Financial Indebtedness permitted under Clause 22.6(b)(vi)), does not exceed 5 per cent. of Total Assets at that time (or its equivalent in any other currency or currencies); or

(ix)                                 any Security approved by the Majority Lenders.

22.5                    Disposals

(a)                           No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of (each a “disposal”) any asset.

(b)                           Paragraph (a) above does not apply to any disposal:

(i)                                      of stock made in the ordinary course of trading of the disposing entity;

(ii)                                   of cash:

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(A)                           for the acquisition on arm’s length terms of assets permitted or required under this Agreement; or

(B)                             for any other purpose not prohibited under this Agreement;

(iii)                                constituting the creation of any Security permitted under paragraph (d) of Clause 22.4 (Negative pledge);

(iv)                               of an obsolete or redundant asset which is no longer required for the purposes of the business;

(v)                                  of assets in exchange for other assets comparable or superior as to type, value and quality and location;

(vi)                               by a member of the Group to another member of the Group which is a wholly owned Subsidiary of the Parent;

(vii)                            (where the interest of the Company in the transferee is no less than its interest in the transferor) by a member of the Group to a member of the Group which is not a wholly owned Subsidiary of the Parent;

(viii)                         where the market value (when aggregated with the market value of any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) to (vii) above) does not exceed 10 per cent. of Total Assets in any financial year of the Company; or

(ix)                                 approved by the Majority Lenders; or

(x)                                    in respect of a Subsidiary which becomes a member of the Group after the date of this Agreement, of assets owned by that Subsidiary at the time of its acquisition during the 12 Month period following the acquisition of that Subsidiary, provided that each disposal is (except in any case referred to in paragraph (vi)) made on arm’s length terms for full market value and would not (in each case) have a Material Adverse Effect.

(c)                           Nothing in paragraphs (b)(i) to (v), (vii), (viii) or (ix) permits the disposal by any member of the Group of any shares in a Guarantor.

(d)                          For the purposes of Clause 22.5(b)(vi), Asturiana de Zinc, S.A. will be considered a wholly owned Subsidiary of the Parent provided the Parent directly or indirectly owns not less than 99.98 per cent. of the shares of Asturiana de Zinc, S.A.

22.6                    Restrictions on Financial Indebtedness

(a)                           The Company shall ensure that no other member of the Group (other than an Obligor) will incur (or agree to incur) or have outstanding any Financial Indebtedness.

(b)                           Paragraph (a) above does not apply to:

(i)                                      Financial Indebtedness to another member of the Group;

(ii)                                   Non Recourse Project Finance Debt;

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(iii)                                Project Finance Debt (other than Non Recourse Project Finance Debt) the aggregate outstanding principal amount of which does not exceed $1,000,000,000 (or its equivalent in any other currency or currencies);

(iv)                               Financial Indebtedness in respect of bonds issued by any financing vehicle which is a direct Subsidiary of the Parent or the Company but not a Subsidiary of any other member of the Group provided such financing vehicle does not have any Subsidiaries;

(v)                                  Financial Indebtedness under Permitted Indemnities;

(vi)                               in respect of a Subsidiary which becomes a member of the Group after the date of this Agreement, Financial Indebtedness of that Subsidiary at the time of its acquisition for a period of 6 Months following its acquisition other than any such Financial Indebtedness which the Company does not (in good faith) intend to repay within such 6 Month period; or

(vii)                            Financial Indebtedness not falling within sub-paragraphs (i) to (vi) above, the aggregate outstanding principal amount of which (when taken together with any other Financial Indebtedness secured under Clause 22.4(d)(viii)) does not exceed 7.5 per cent. of Total Assets (or its equivalent in any other currency or currencies).

(c)                            The Company and each Swiss Obligor shall ensure that no Swiss Borrower has interest bearing Financial Indebtedness payable (whether directly or indirectly) to:

(i)                                      more than 10 Non-Banks in respect of this Facility Agreement; or

(ii)                                   more than 20 Non-Banks (including, for the avoidance of doubt, any lenders which are members of the Group) in aggregate for each Swiss Borrower.

22.7                    Change of business

The Company shall procure that no substantial part of the business of the Group is a business other than the mining and minerals business.

22.8                    Merger

No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction without the prior written consent of the Facility Agent provided that no such consent shall be required for a Subsequent Acquisition Transaction.

22.9                    Insurance

Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies:

(i)                                      against those risks, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business; and

(ii)                                   against those risks, and to the extent, required by applicable law or by contract.

22.10              Environmental undertakings

Each Obligor shall (and the Company shall ensure that each other member of the Group will):

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(a)                                   comply with all Environmental Laws to which it is subject;

(b)                                  comply with the Environmental Policy;

(c)                                   obtain all Environmental Licences required in connection with its business; and

(d)                                  comply with the terms of all those Environmental Licences;

in each case where failure to do so would be reasonably likely to have a Material Adverse Effect.

22.11              Taxes

(a)                           Each Obligor shall (and the Company shall ensure that each other member of the Group will) pay all Taxes required to be paid by it when due (or, if later, before any interest, fines or penalties are imposed or any Security could be imposed ranking in priority to the claims of any Finance Party).

(b)                           Paragraph (a) above does not apply to any Taxes:

(i)                                      being contested by the relevant member of the Group in good faith and in accordance with the relevant procedures;

(ii)                                   for which adequate reserves are being maintained in accordance with GAAP; and

(iii)                                where payment can be lawfully withheld and will not result in the imposition of any interest, fines or penalties or Security as described in paragraph (a) above.

22.12               The Offer

(a)                           The Company shall ensure, and shall procure that Bidco shall ensure, that the Offer Document and any other documents relating to the Offer furnished to the Facility Agent contain all the material terms and conditions of the Offer.

(b)                           The Company shall ensure, and shall procure that Bidco shall ensure, that the Offer is only amended, extended, revised or waived in accordance with the terms of this Agreement.

(c)                            The Company shall not, and shall procure that Bidco shall not, without the prior written consent of the Mandated Lead Arrangers and the Facility Agent (acting on the instructions of the Majority Lenders) waive, amend, revise, withdraw, agree, declare or accept or treat as satisfied or decide not to enforce, in whole or in part, any term or condition of the Offer save for those corresponding to those set out in paragraphs (b), (c) (save in respect of the Investment Canada Act), (d)(iv) and (e)-(k) of the section of the Offer Document entitled “Offer”.

(d)                           If, at any time, the Company is aware that (i) any act, action, suit or proceeding has been threatened or taken before any domestic or foreign court, tribunal or governmental agency or other regulatory authority or administrative agency or commission by an elected or appointed public official or private person in Canada or elsewhere whether or not having the force of law, or (ii) any law, regulation or policy has been proposed, enacted, promulgated or applied which, in either case, could have any of the effects described in paragraph (A), (B), or (C) of Condition (e), then:

(i)                                      the Company shall notify the Mandated Lead Arrangers; and

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(ii)                                   the Company shall not determine that the condition of the section of the Offer corresponding to the condition set out in paragraph (e) of the section of the Offer Document entitled “Offer” has been satisfied without the prior consent of the Mandated Lead Arrangers;

(e)                           If, at any time, the Company is aware that there exists or has occurred any change (or any condition, event or development involving a prospective change) in the business, operations (including results of operations) assets, capitalisation, properties, condition (financial or otherwise), prospects, licences, permits, rights, privileges or liabilities, whether contractual or otherwise, of the Target or any of its subsidiaries which could, individually or in the aggregate have a Material Adverse Effect (as defined in the Offer Document) on the Target or, if the transaction contemplated by the Offer is consummated, a Material Adverse Effect on Bidco or the Parent, then:

(i)                                      the Company shall notify the Mandated Lead Arrangers;

(ii)                                   the Company shall not determine that the condition of the Offer corresponding to the condition set out in paragraph (j) of the section of the Offer Document entitled “Offer” has been satisfied without the prior consent of the Mandated Lead Arrangers.

(f)                              The Company shall ensure that no action is taken by or on behalf of any member of the Group or any Person acting in concert with any member of the Group which increases or would or may require an increase in the offer price for the Shares, or the maximum total consideration payable for all the Shares to which the Offer relates, above the level agreed between the Company and the Mandated Lead Arrangers and the Facility Agent (acting on the instructions of the Majority Lenders) from time to time.

(g)                           The Company shall comply with all applicable securities laws in Canada and the United States and all other applicable laws and regulations in all respects material in the context of the Offer.

(h)                           The Company shall keep the Mandated Lead Arrangers informed and consult with them as to:

(i)                                      the terms and conditions of any material assurance or undertaking proposed to be given by or on behalf of any member of the Group (or, so far as the Company is aware, the Target or any of its Subsidiaries) to any person for the purpose of obtaining any Authorisation necessary or desirable in connection with the Offer; and

(ii)                                   any material terms or conditions proposed in connection with any Authorisation necessary or desirable in connection with the Offer.

(i)                               If the Facility Agent (acting on the instructions of the Majority Lenders) or a Mandated Lead Arranger state that, in their opinion, any proposed assurance, undertaking, terms or conditions referred to in paragraph (f) above (or compliance with any of them) might reasonably be expected to have a Material Adverse Effect, the Parent will procure that Bidco shall not waive the relevant condition of the Offer or treat it as satisfied.

(j)                               If any member of the Group becomes aware (whether through notice from any Finance Party or otherwise) of a circumstance or event which is or could reasonably be construed to be covered by any condition of the Offer (other than those contained in paragraphs (b), (c) (save in respect

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of the Investment Canada Act), (d)(iv) and (e)-(k) of the section of Offer Document entitled “Offer”) which, if not waived, would entitle Bidco (with the consent of any other party, if needed) to lapse the Offer, the Company shall promptly notify the Facility Agent and the Mandated Lead Arrangers.

(k)                            If a circumstance or event referred to in paragraph (h) above occurs and the Facility Agent (acting on the instructions of the Majority Lenders) or a Mandated Lead Arranger state that, in their opinion, that circumstance or event might reasonably be expected to have a Material Adverse Effect, Bidco shall not waive that condition or treat it as satisfied.

22.13              Compulsory Acquisition Procedures or Subsequent Acquisition Transaction

Either:

(a)                                   if Bidco becomes entitled to initiate the Compulsory Acquisition Procedures in relation to the Shares to which the Offer relates:

(i)                                  it shall initiate those procedures promptly (and in any event within 14 days after becoming entitled to do so); and

(ii)                               it shall use all reasonable endeavours to acquire 100 per cent. of the Shares to which the Offer relates within 7 weeks after initiating those procedures; or

(b)                                  if Bidco either (x) does not become entitled to initiate the Compulsory Acquisition Procedures in relation to the Shares to which the Offer relates on the date that is 120 days after the date of the Offer but is capable of implementing a Subsequent Acquisition Transaction on or before such date or (y) becomes entitled to initiate the Compulsory Acquisition Procedures in relation to the Shares to which the Offer relates but elects not to do so:

(i)                                  it shall initiate a Subsequent Acquisition Transaction promptly (and in any event within 14 days of the date that is 120 days after the date of the Offer); and

(ii)                               it shall use all reasonable endeavours to acquire 100 per cent. of the Shares to which the Offer relates within 90 days after initiating the Subsequent Acquisition Transaction.

22.14              Target Guarantee

In the event that the Target does not merge with Bidco during the Clean Up Period, subject to applicable law, the Company shall use its best endeavours to procure that no later than expiry of the Clean Up Period, the Facility Agent has received all of the documents and other evidence listed in Part IV of Schedule 1 (Conditions precedent to be delivered by an Additional Guarantor) in form and substance satisfactory to the Facility Agent in respect of the Target.

22.15              Offer Termination Date

The Company shall promptly give notice to the Facility Agent that the Offer Termination Date has occurred.

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22.16               Equity Bridge Facility Agreement

The Company and the Parent shall not agree to any amendment of the Equity Bridge Facility Agreement without the consent of the Majority Lenders.

23.                           Events of Default

Each of the events or circumstances set out in Clause 23 is an Event of Default.

23.1                     Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)                                   its failure to pay is caused by administrative or technical error; and

(b)                                  payment is made within two Business Days of its due date.

23.2                     Financial covenants

Any requirement of Clause 21 (Financial covenants) is not satisfied.

23.3                    Other obligations

(a)                            An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) or Clause 23.2 (Financial covenants)).

(b)                          No Event of Default under paragraph (a) above in relation to Clause 22.1 (Authorisations) will occur if the failure to comply is capable of remedy and is remedied within 15 days of the Facility Agent giving notice to the Company or the Company becoming aware of the failure to comply.

23.4                     Misrepresentation

Any representation or statement made or deemed to be made by any person other than a Finance Party in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

23.5                     Cross default

(a)                           Any Financial Indebtedness of any member of the Group (other than Non Recourse Project Finance Debt) is not paid when due nor within any originally applicable grace period.

(b)                           Any Financial Indebtedness of any member of the Group (other than Non Recourse Project Finance Debt) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) under the document relating to that Financial Indebtedness.

(c)                            Any commitment for any Financial Indebtedness of any member of the Group (other than Non Recourse Project Finance Debt) is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described) under the document relating to that Financial Indebtedness.

(d)                           Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group (other than Non Recourse Project Finance Debt) due

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and payable prior to its specified maturity as a result of an event of default (however described) under the document relating to that Financial Indebtedness.

(e)                            No Event of Default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $50,000,000 (or its equivalent in any other currency or currencies).

23.6                     Insolvency

(a)                            An Obligor or a Material Subsidiary (other than a Non Recourse Project Company) is or is deemed by law unable or admits inability to pay its debts as they fall due, suspends, or threatens to suspend, making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                           The value of the assets of an Obligor or a Material Subsidiary (other than a Non Recourse Project Company) is less than its liabilities (taking into account contingent and prospective liabilities).

(c)                            A moratorium is declared in respect of any indebtedness of an Obligor or a Material Subsidiary (other than a Non Recourse Project Company).

(d)                           The net equity of a Swiss Obligor is less than one half of its share capital and legal reserves and such shortfall is not cured in a lasting manner within sixty (60) days of (i) such Swiss Obligor’s board of directors becoming aware or (ii) the date on which they should have become aware, of such deficiency.

(e)                            In the case of any Material Subsidiary incorporated in South Africa:

(i)                                      that Material Subsidiary commits an act of insolvency as described in section 8 of the South African Insolvency Act, 1936; or

(ii)                                   that Material Subsidiary is placed under judicial management.

23.7                     Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                   the declaration of insolvency, the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Subsidiary (other than a solvent liquidation or reorganisation of any Material Subsidiary which is not an Obligor);

(b)                                  a composition, assignment, compromise or arrangement with any creditor of any Obligor or Material Subsidiary;

(c)                                   the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or Material Subsidiary or any of its assets;

(d)                                  the enforcement of any Security over any assets of any Obligor or Material Subsidiary; or

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(e)                                   the postponement of the declaration of bankruptcy in accordance with the art.725a of the Swiss Code of Obligations in relation to a Swiss Obligor, or any analogous procedure or step is taken in respect of any Obligor or Material Subsidiary in any jurisdiction.

23.8                    Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor or Material Subsidiary and is not discharged within 28 days.

23.9                    Ownership

(a)                            Any Obligor (other than the Parent, the Company, Asturiana de Zinc, S.A. or any direct or indirect Subsidiary of Asturiana de Zinc, S.A.) is not or ceases to be a wholly-owned Subsidiary of the Company.

(b)                           Less than 99.98 per cent. of the shares of Asturiana de Zinc, S.A. are owned directly or indirectly by the Parent.

(c)                            The Company is not or ceases to be a wholly-owned Subsidiary of the Parent.

(d)                           Save pursuant to a Subsequent Acquisition Transaction, all the Shares acquired by Bidco or a Subsidiary of an Obligor do not remain held by an Obligor or a member of the Group wholly owned by an Obligor.

23.10               Unlawfulness

It is or becomes unlawful for any person other than a Finance Party to perform any of its obligations under the Finance Documents.

23.11               Repudiation

Any person other than a Finance Party repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.12               Guarantees

Any guarantee or indemnity in or any subordination effected under any Finance Document is not in full force and effect.

23.13               Litigation

Any litigation, arbitration or administrative proceedings are commenced or threatened by or against any member of the Group or its respective assets in each case which are reasonably likely to be adversely determined against that member of the Group and, if so determined, can reasonably be expected to have a Material Adverse Effect.

23.14               Material adverse change

Any event or circumstance occurs which has or could reasonably be expected to have a Material Adverse Effect.

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23.15               Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)                                   cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)                                  declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                   declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

23.16               Clean-up Period

Until the date after the Clean-up Period ends, the Events of Default set out in Clause 23.3 (Other Obligations) (in so far as they relate to paragraph (a) of Clause 19.17 (No Financial Indebtedness or Security) and Clause 22.6 (Restrictions on Financial Indebtedness)) and Clause 23.4 (Misrepresentation) (in so far as it relates to paragraph (a) of Clause 19.17 (No Financial Indebtedness or Security) shall not apply to or in respect of any event or circumstance (i) with respect to the Target, any of the Target’s Subsidiaries, or (ii) which arises with respect to Bidco as a result of its merger with the Target pursuant to a Subsequent Acquisition Transaction, which exists on, or is a direct result of the occurrence of, the Unconditional Date (except that this Clause 23.16 shall not apply to any event or circumstance which the Company could, in all the circumstances, reasonably be expected to have exercised control to prevent or overcome in the time available since the Unconditional Date).

23.17               Certain Funds

To ensure that Bidco has resources available to fulfil its obligations under the Offer, during the Certain Funds Period (notwithstanding any provision in this Agreement to the contrary except for Clause 8.1 (Illegality)) unless a Certain Funds Event of Default has occurred which is continuing, none of the Finance Parties shall be entitled to:

(a)                                        cancel any of its Commitments;

(b)                                       rescind, terminate or cancel this Agreement or any of the Facilities;

(c)                                        refuse to participate in the making or issuing of any Loan; or

(d)                                       exercise any right of set-off or counterclaim in respect of any Loan,

provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

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SECTION 9

CHANGES TO PARTIES

24.                          Changes to the Lenders

24.1                     Assignments and transfers by the Lenders

Subject to this Clause 24, a Lender (the “Existing Lender”) may:

(a)                                   assign any of its rights (legal, beneficial or economic); or

(b)                                  transfer by novation any of its rights and obligations (in each case legal, beneficial or economic) under any Loan (other than a Loan made to the Canadian Borrower), to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

24.2                     Conditions of assignment or transfer

(a)                            The consent of the Company is required for an assignment or a transfer by a Lender unless:

(i)                                      the assignment or transfer is to another Lender or to an Affiliate of a Lender, in each case, other than a Non-Bank; or

(ii)                                   the assignment or transfer is made as part of the syndication of the Facility on or before the Syndication Date (but the Mandated Lead Arrangers shall consult with the Company, prior to commencement of that syndication, as to the identity of the proposed Lenders); or

(iii)                                if to a Bank, an Event of Default is continuing and, if to a Non-Bank, a notice has been given by the Facility Agent under Clause 23.15 (Acceleration) and the Majority Lenders consent to the assignment or transfer.

(b)                           The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. Except in the case of an assignment or transfer to a Non-Bank, the Company will be deemed to have given its consent five Business Days after receipt of a request from the Lender unless consent is expressly refused by the Company within that time.

(c)                            The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)                           An assignment will only be effective on:

(i)                                      receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender and shall not be effective if the purported New Lender is a Non-Bank which the Company has not consented to in accordance with this Clause 24.2; and

(ii)                                   performance by the Facility Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender,

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the completion of which the Facility Agent will promptly notify to the Existing Lender and the New Lender.

(e)                            A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

(f)                              Subject to paragraph (g) below, if:

(i)                                      a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                   as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(g)                           Paragraph (f) above and Clause 24.3 (Assignment or transfer fee) shall not apply to any assignment or transfer referred to in paragraph (a) (ii) above.

24.3                    Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect otherwise than as a result of the Syndication, pay to the Facility Agent (for its own account) a fee of $2,500.

24.4                    Limitation of responsibility of Existing Lenders

(a)                           Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                      the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                   the financial condition of any Obligor;

(iii)                                the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                               the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                           Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                      is solely responsible for making its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

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(ii)                                   will continue to be solely responsible for making its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                            Nothing in any Finance Document obliges an Existing Lender to:

(i)                                      accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)                                   support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5                    Procedure for transfer

(a)                            Subject to the conditions set out in this Clause 24 a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                           On the Transfer Date:

(i)                                      to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents by novation, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                   each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                                the Facility Agent, the Mandated Lead Arrangers, the Bookrunners, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Mandated Lead Arrangers, the Bookrunners and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)                               the New Lender shall become a Party as a “Lender”.

24.6                     Procedure for assignment

(a)                            Subject to the conditions set out in this Clause 24 an assignment may be effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Assignment

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Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                           On the Transfer Date:

(i)                                      the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                   the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement; and

(iii)                                the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(c)                           Lenders may utilise procedures other than those set out in this Clause 24 to assign their rights under the Finance Documents provided that they comply with the conditions set out in Clause 24.2.

24.7                     Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(a)                                   to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)                                  with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(c)                                   to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking. This Clause supersedes any previous agreement relating to the confidentiality of this information.

24.8                     Sub-participation arrangements

No Lender shall enter into sub-participation arrangements in relation to its rights or obligations under the Finance Documents unless:

(i)                                      the arrangement is with a Bank; and

(ii)                                   the arrangement is based on a sub-participation agreement prohibiting the sub-participant from entering into further sub-participation arrangements and/or assigning or granting any other interest in or over its sub-participation unless this is with or to a Bank; and

(iii)                                the terms of such permitted sub-participation arrangement prohibits the sub-participant from according any further sub-participation and/or assigning or granting any other interest except with and to a Bank and imposing on such Bank the same restrictions as

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aforesaid in respect of any further sub-participations and/or assignments and/or the granting of any other interests, with the duty to contractually impose these on any further/subsequent sub-participants, assignees or grantees;

(iv)                               it is further ensured that the Company and, only to the extent requested by the Facility Agent, the Facility Agent will be promptly informed of any such arrangement and of the name of the sub-participant, assignee or grantee and, upon request from the Facility Agent or the Company, informed of any further detail of such arrangement, as the case may be, for direct or indirect disclosure to the Swiss Federal Tax Administration.

25.                          Changes to the Obligors

25.1                     Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents except that the Company may transfer its rights and obligations as a Borrower in respect of Loans made under this Agreement to another Borrower (other than a Canadian Borrower) in accordance with Clause 25.2 (Borrower transfer).

25.2                     Borrower transfer

(a)                           The Company may request a Loan Transfer if the Company gives the Facility Agent not less than 10 days prior notice of the proposed Loan Transfer specifying the Facility to which the Loan to be transferred relates, the amount of the Loan and the proposed transfer date (which must be the last day of the Interest Period for that Loan).

(b)                           Subject to the conditions set out in this Clause 25.2, a Loan Transfer is effected in accordance with a Loan Transfer Agreement when the Facility Agent executes an otherwise duly completed Loan Transfer Agreement delivered to it and executed by the Company and another Borrower (other than a Canadian Borrower) not less than five Business Days prior to the proposed Loan Transfer Date.

(c)                            The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Loan Transfer Agreement complying with the conditions below and delivered in accordance with the terms of this Agreement, execute that Loan Transfer Agreement. A Loan Transfer Agreement must:

(i)                                      specify the Loan and the Facility to which it relates;

(ii)                                   refer to a single Loan for its entire amount which must be in a minimum amount of $250,000,000;

(iii)                                specify the Borrower to whom the Loan Transfer will be made;

(iv)                               specify the Interest Period which will apply to that Loan upon the Loan Transfer Date; and

(v)                                  contain a confirmation from the Company that no Default is continuing or would occur as a result of the Loan Transfer.

(d)                           On the Loan Transfer Date, then notwithstanding any other provision of the Finance Documents the Loan shall be transferred in accordance with the Loan Transfer Agreement.

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25.3                     Additional Borrowers

(a)                                  Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.9 (“Know your customer” checks), the Company may request that any wholly owned Subsidiary of an Obligor (other than Subsidiaries incorporated in South Africa) becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)                                      either:

(A)                           that Subsidiary is incorporated in Switzerland or England and Wales; or

(B)                             all the Lenders approve the addition of that Subsidiary;

(ii)                                   the Company delivers to the Facility Agent a duly completed and executed Accession Letter;

(iii)                                the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)                               the Facility Agent has received all of the documents and other evidence listed in Part IV of Schedule 1 (Conditions precedent required to be delivered by an Additional Obligor) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.

(b)                           The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part IV of Schedule 1.

(c)                            For the purposes of this Clause 25.3, Asturiana de Zinc, S.A. will be considered a wholly owned Subsidiary of the Parent provided the Parent directly or indirectly owns not less than 99.98 per cent. of the shares of Asturiana de Zinc, S.A.

25.4                    Resignation of a Borrower

(a)                            The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

(b)                           The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                      no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)                                   the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

25.5                    Additional Guarantors

(a)                           The Company may request that any wholly owned Subsidiary of an Obligor become an Additional Guarantor. That Subsidiary and/or any Subsidiary which is required by this Agreement to become an Additional Guarantor shall become an Additional Guarantor if:

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(i)                                      the Company delivers to the Facility Agent a duly completed and executed Accession Letter; and

(ii)                                   the Facility Agent has received all of the documents and other evidence listed in Part IV of Schedule 1 (Conditions precedent required to be delivered by an Additional Obligor) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

(b)                          The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part IV of Schedule 1.

25.6                    Resignation of a Guarantor

(a)                            The Company may request that a Guarantor (other than an Original Obligor or the Target) ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

(b)                           The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case) whereupon that company shall cease to be a Guarantor and shall have no further obligations as a Guarantor under the Finance Documents.

25.7                    Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations and each of the representations set out in Clause 19.5 (Validity and admissibility in evidence) and Clause 19.7 (No capital duty, filing or stamp taxes) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

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SECTION 10

THE FINANCE PARTIES

26.                           Role of the Facility Agent, Bookrunners and the Mandated Lead Arrangers

26.1                    Appointment of the Facility Agent

(a)                           Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)                           Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2                     Duties of the Facility Agent

(a)                            The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)                           Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                            If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d)                           If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or any Mandated Lead Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(e)                            The duties of the Facility Agent under the Finance Documents are solely mechanical and administrative in nature.

26.3                     Role of the Mandated Lead Arrangers and Bookrunners

Except as specifically provided in the Finance Documents, none of the Mandated Lead Arrangers nor the Bookrunners have any obligations of any kind to any other Party under or in connection with any Finance Document.

26.4                     No fiduciary duties

(a)                            Nothing in this Agreement constitutes the Facility Agent, any Mandated Lead Arranger or any Bookrunner as a trustee or fiduciary of any other person.

(b)                           Neither the Facility Agent, nor any Mandated Lead Arranger nor any Bookrunner shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

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26.5                    Business with the Group

The Facility Agent, the Mandated Lead Arrangers and the Bookrunners may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.6                     Rights and discretions of the Facility Agent

(a)                            The Facility Agent may rely on:

(i)                                      any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                   any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                           The Facility Agent may assume, unless it has received notice to the contrary in its capacity as agent for the Lenders for the Finance Parties, that:

(i)                                      no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(ii)                                   any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)                                any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                            The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                           The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                            The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)                              Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent, nor any Mandated Lead Arranger nor any Bookrunner is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty or duty of confidentiality.

26.7                    Majority Lenders’ instructions

(a)                           Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

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(b)                           Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                           The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                           In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                            The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8                    Responsibility for documentation

Neither the Facility Agent, nor any Mandated Lead Arranger nor any Bookrunner:

(a)                                   is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, any Mandated Lead Arranger, any Bookrunner, an Obligor or any other person given in or in connection with any Finance Document or any of the Information Memorandum; or

(b)                                  is responsible for the legality, validity, effectiveness, value, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

26.9                    Exclusion of liability

(a)                            Without limiting paragraph (b) below, the Facility Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                           No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause.

(c)                            The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)                           Nothing in this Agreement shall oblige the Facility Agent, the Mandated Lead Arrangers or the Bookrunners to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent, the Mandated Lead Arrangers and the Bookrunners that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent, the Mandated Lead Arrangers or the Bookrunners.

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26.10              Lenders’ indemnity to the Facility Agent

(a)                           Subject to paragraph (b) below, each Lender shall (in proportion to its Available Commitments and participations in the Loans then outstanding to the Available Facilities and all the Loans then outstanding) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless it has been reimbursed by an Obligor pursuant to a Finance Document).

(b)                          If the Available Facilities are then zero each Lender’s indemnity under paragraph (a) above shall be in proportion to its Available Commitments to the Available Facilities immediately prior to their reduction to zero, unless there are then any Loans outstanding in which case it shall be in proportion to its participations in the Loans then outstanding to all the Loans then outstanding.

26.11              Resignation of the Facility Agent

(a)                            The Facility Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

(b)                           Alternatively the Facility Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Facility Agent.

(c)                            If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent (after consultation with the Company) may appoint a successor Facility Agent (acting through an office in the United Kingdom).

(d)                           The retiring Facility Agent shall, at its own cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(e)                            The resignation notice of the Facility Agent shall only take effect upon the appointment of a successor.

(f)                              Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                           After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

26.12               Confidentiality

(a)                           The Facility Agent (in acting as agent for the Finance Parties) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

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(b)                           If information is received by another division or department of the Facility Agent it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

26.13               Relationship with the Lenders

(a)                            The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                           Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 3 (Mandatory Cost Formulae).

26.14              Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent, the Mandated Lead Arrangers and the Bookrunners that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                   the financial condition, status and nature of each member of the Group;

(b)                                  the legality, validity, effectiveness, adequacy, value or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                   whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                  the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Facility Agent, any Mandated Lead Arranger, any Bookrunner, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.15              Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.16              Management time of the Facility Agent

Any amount payable to the Facility Agent under Clause 15.3 (Indemnity to the Facility Agent), Clause 17 (Costs and expenses) and Clause 26.10 (Lenders’ indemnity to the Facility Agent)

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shall include the cost of utilising its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as it may notify to the Company and is in addition to any fee paid or payable to it under Clause 12 (Fees).

26.17              Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.18               Bank representation by Original Lenders

The Original Lenders confirm on the date of this Agreement that they are each Banks.

27.                           Conduct of Business by the Finance Parties

No provision of this Agreement will:

(a)                                   interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                  oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                   oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.                           Sharing Among the Finance Parties

28.1                     Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) and applies that amount to a payment due under the Finance Documents (including by way of set-off) then:

(a)                                   the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)                                  the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                                   the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.5 (Partial payments).

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28.2                     Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 29.5 (Partial payments).

28.3                    Recovering Finance Party’s rights

(a)                           On a distribution by the Facility Agent under Clause 28.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)                           If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

28.4                    Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                   each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 28.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)                                  that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

28.5                    Exceptions

(a)                           This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)                           A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                      it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                   that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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SECTION 11

ADMINISTRATION

29.                           Payment Mechanics

29.1                     Payments to the Facility Agent

(a)                           On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                           Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies.

29.2                     Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor) and Clause 29.4 (Clawback), be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

29.3                    Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4                    Clawback

(a)                           Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                           If the Facility Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent calculated by it to reflect its cost of funds.

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29.5                     Partial payments

(a)                           If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                      first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent, the Bookrunners or the Mandated Lead Arrangers under the Finance Documents;

(ii)                                   secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)                                thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                               fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                          The Facility Agent shall, if so directed by the Majority Lenders vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                            Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

29.6                    No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.7                     Business Days

(a)                            Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                           During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.8                     Currency of account

(a)                            Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                           A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)                            Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                           Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

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(e)                            Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

29.9                     Change of currency

(a)                            Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                      any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Company); and

(ii)                                   any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)                           If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

30.                           Set-Off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.                           Notices

31.1                     Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

31.2                     Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                   in the case of the Company, that identified with its name below;

(b)                                  in the case of each Lender or any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(c)                                   in the case of the Facility Agent, that identified with its name below,

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or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

31.3                     Delivery

(a)                            Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                      if by way of fax, when received in legible form; or

(ii)                                   if by way of letter, when it has been left at the relevant address or received by post addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)                           Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)                            All notices from or to an Obligor shall be sent through the Facility Agent.

(d)                           Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

31.4                     Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 31.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

31.5                     Electronic communication

(a)                            Any communication to be made between the Facility Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent and the relevant Lender:

(i)                                      agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                   notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                                notify each other of any change to their address or any other such information supplied by them.

(b)                           Any electronic communication made between the Facility Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

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31.6                     English language

(a)                            Any notice given under or in connection with any Finance Document must be in English.

(b)                           All other documents provided under or in connection with any Finance Document must be:

(i)                                      in English; or

(ii)                                   if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.                           Calculations and Certificates

32.1                     Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2                     Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3                     Day count convention

(a)                            Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

(b)                           For the purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest calculated based on a year of 360 days (or any other period less than a year), is equivalent may be determined by multiplying the applicable rate by a fraction, the numerator of which is the number of days to the same calendar date in the next calendar year and the denominator of which is 360 (or the number of days in such other period less than a year).

33.                           Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.                           Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other

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right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.                           Amendments and Waivers

35.1                     Required consents

(a)                            Subject to Clause 35.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company (acting as Obligors’ agent pursuant to Clause 2.3 (Company as Obligor’s agent)) and any such amendment or waiver will be binding on all Parties.

(b)                           The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

35.2                     Exceptions

(a)                            An amendment or waiver that has the effect of changing or which relates to:

(i)                                      the definition of “Majority Lenders” and “Certain Funds Event of Default” in Clause 1.1 (Definitions);

(ii)                                   an extension to the date of payment of any amount under the Finance Documents;

(iii)                                a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)                               an increase in or an extension of any Commitment;

(v)                                  a change to the Borrowers or Guarantors other than in accordance with Clause 25 (Changes to the Obligors);

(vi)                               any provision which expressly requires the consent of all the Lenders; or

(vii)                            Clause 2.2 (Finance Parties’ rights and obligations), Clause 24 (Changes to the Lenders), Clause 28 (Sharing among the Finance Parties) or this Clause 35,

shall not be made without the prior consent of all the Lenders.

(b)                           An amendment or waiver which relates to the rights or obligations of the Facility Agent, any Mandated Lead Arranger or any Bookrunner may not be effected without the consent of the Facility Agent or that Mandated Lead Arranger, as the case may be, that Bookrunner.

36.                           Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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SECTION 12

GOVERNING LAW AND ENFORCEMENT

37.                           Governing Law

This Agreement is governed by English law.

38.                           Enforcement

38.1                     Jurisdiction of English courts

(a)                            The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document) (a “Dispute”).

(b)                           The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                            This Clause 38.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

38.2                     Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)                                   irrevocably appoints Xstrata Services (UK) Ltd, Level 4 Panton House, 25 Haymarket, London SW1Y 4EN as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                                  agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1
THE ORIGINAL PARTIES

PART I
THE ORIGINAL OBLIGORS

Name of Original Borrower	Jurisdiction of incorporation	Registration number (or equivalent, if any)

The Company	Switzerland	CH-170.3.025.302.8

Xstrata Coal Marketing AG	Switzerland	CH-170.3.024.285-1

Bidco	Ontario, Canada	[•]

Name of Original Guarantor	Jurisdiction of incorporation	Registration number (or equivalent, if any)

The Parent	England and Wales	4345939

The Company	Switzerland	CH-170.3.025.302.8

Xstrata Capital Corporation A.V.V.	Aruba	13174.0

Xstrata Coal Marketing AG	Switzerland	CH-170.3.024.285-1

Bidco	Ontario, Canada	[•]

Xstrata Coal Pty Limited	Australia	ABN 18 082 271 930

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PART II
THE ORIGINAL LENDERS

Name of Original Lender	Facility A Commitment	Facility B Commitment	Facility C Commitment	Facility D Commitment
	$	$	$	$

BARCLAYS BANK PLC	750,000,000	250,000,000	750,000,000	375,000,000

DEUTSCHE BANK AG, LONDON BRANCH	750,000,000	250,000,000	750,000,000	375,000,000

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION	750,000,000	250,000,000	750,000,000	375,000,000

THE ROYAL BANK OF SCOTLAND PLC	750,000,000	250,000,000	750,000,000	375,000,000

TOTAL	3,000,000,000	1,000,000,000	3,000,000,000	1,500,000,000

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PART III
CONDITIONS PRECEDENT TO INITIAL UTILISATION REQUEST

1.        Original Obligors

(a)                            A copy of the constitutional documents of each Original Obligor.

(b)                           A copy of a resolution of the board of directors or equivalent body of each Original Obligor:

(i)                                      approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                   authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                                authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                            A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                           A copy of a resolution signed by all the holders of the issued shares in each Original Obligor (other than the Parent), approving the terms of, and the transactions contemplated by, the Finance Documents to which that Original Obligor is a party.

(e)                            A certificate from each Original Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

(f)                              A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part III of Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.        Legal opinions

(a)                            A legal opinion, satisfactory to the Facility Agent, of Clifford Chance LLP, legal advisers to the Mandated Lead Arrangers, the Bookrunners and the Facility Agent in England, substantially in the form distributed to the Original Lenders prior to the date of this Agreement.

(b)                           In the case of an Original Obligor incorporated in a jurisdiction other than England and Wales, a legal opinion, satisfactory to the Facility Agent, of the legal advisers to the Mandated Lead Arrangers, the Bookrunners and the Facility Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders prior to the date of this Agreement (including in relation to tax).

(c)                            In the case of an Original Obligor incorporated in Switzerland a legal opinion, satisfactory to the Facility Agent, of the legal advisers to the Original Obligors in the relevant jurisdiction, substantially in the form distributed to the Original Lenders prior to the date of this Agreement.

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3.                                 The Offer

(a)                            A copy of the Press Announcement and the Class 1 Circular.

(b)                           A copy of the Offer Document as issued by or on behalf of the relevant member of the Group.

(c)                            Evidence that the Offer shall have been approved or deemed approved or exempted pursuant to the Investment Canada Act.

(d)                           Evidence that each of the following shall have occurred:

(i)                                      either (x) the Commissioner of Competition (Canada) shall have issued an Advance Ruling Certificate under Section 102 of the Competition Act (Canada) in respect of the purchase of the Common Shares by the Offeror, or (y) the waiting period under Part IX of the Competition Act (Canada) shall have expired or the condition set out in Section 4(d)(i) of Offer portion of the Offer Document shall have otherwise been satisfied;

(ii)                                   the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 Act with respect to the Offer shall have expired or been terminated; and

(iii)                                the Offer shall have been approved or deemed approved under the Council Regulation 139/2004/ EC.

(e)                            Evidence that the Unconditional Date has occurred.

(f)                              Evidence that all resolutions necessary to approve, effect and implement, or authorise the implementation of, the Offer and the acquisition of Shares are passed by the requisite majority of shareholders of the Parent at an extraordinary general meeting of the Parent to be held on or about [•].

4.                                 Other debt facility agreements

(a)                            A copy of the executed Equity Bridge Facility Agreement.

(b)                           Confirmation from the Company (in the form of a certificate attaching the confirmation received from the relevant facility agent) that all of the conditions to utilisation of the Equity Bridge Facility have been satisfied or waived and that the Equity Bridge Facility has been drawn in full.

(c)                            A copy of the executed Debt Bridge Facility Agreement.

(d)                           Confirmation from the Company (in the form of a certificate attaching the confirmation received from the relevant facility agent) that all of the conditions to effectiveness of the Debt Bridge Facility Agreement and all of the conditions to utilisation of the Debt Bridge Facility (in each case, other than any condition in relation to the availability of the Facilities under this Agreement) have been (or will be on first Utilisation of a Facility) satisfied or waived.

(e)                            Copy of a notice of prepayment and cancellation of the First Existing Facility Agreement and evidence that the First Existing Facility shall be prepaid in full on or before the date of the first Utilisation under the Facilities.

(f)                              Copy of a notice of prepayment and cancellation of the Second Existing Facility Agreement and evidence that the Second Existing Facility shall be prepaid in full on or before the date of the first Utilisation under the Facilities.

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(g)                           Copy of a notice of prepayment and cancellation of the Third Existing Facility Agreement and evidence that the Third Existing Facility shall be prepaid in full on or before the date of the first Utilisation under the Facilities.

5.                                 Other Documents

(a)                            A copy of the Original Financial Statements and the half-yearly financial statements of the Target for the period ending [•].

(b)                           Due execution of all Fee Letters by the parties to them respectively.

(c)                            Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid.

(d)                           A list of all Material Subsidiaries.

(e)                            A copy of the Group Structure Chart.

(f)                              If an Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 38.2 (Service of process) has accepted its appointment in relation to that Obligor.

(g)                           A funds flow statement.

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PART IV
CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR

1.                                 An Accession Letter, duly executed by the Additional Obligor and the Company.

2.                                 A copy of the constitutional documents of the Additional Obligor.

3.                                 A copy of a resolution of the board of directors of the Additional Obligor:

(a)                                   approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter and each Finance Document;

(b)                                  authorising a specified person or persons to execute the Accession Letter and each Finance Document on its behalf; and

(c)                                   authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.                                 A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.                                 A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party, where required by applicable law.

6.                                 A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guarantee or similar limit binding on it to be exceeded.

7.                                 A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part IV of Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.                                 A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9.                                 If available, the latest audited financial statements of the Additional Obligor.

10.                           A legal opinion, satisfactory to the Facility Agent, of Clifford Chance LLP, legal advisers to the Facility Agent in England.

11.                           If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion, satisfactory to the Facility Agent, of the legal advisers to the Facility Agent in the jurisdiction in which the Additional Obligor is incorporated.

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12.                           If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 38.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

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SCHEDULE 2
REQUESTS

PART I
UTILISATION REQUEST

From:	[Borrower]

To:	[Facility Agent]

Dated:

Dear Sirs

Xstrata (Schweiz) AG - $8,500,000,000
Loan Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                 We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                 We wish to borrow a Loan on the following terms:

[Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Facility to be utilised:	[Facility A] [Facility B] [Facility C] [Facility D](1)
Currency of Loan	[ ]
Amount:	[ ] or, if less, the Available Facility
Interest Period:	[ ]]

3.                                 [We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request and will be satisfied on the proposed Utilisation Date.] OR [We confirm that each condition specified in Clause 4.2 (Further conditions precedent) but subject to Clause 4.4 (Certain Funds) is satisfied on the date of this Utilisation Request and will be satisfied on the proposed Utilisation Date.](2)

4.                                 The proceeds of this Loan should be credited to [account](3).

5.                                 [The proceeds of this Loan will be used for the purpose set out in Clause 3.1(a)(i) (Purpose)](4)

6.                                 This Utilisation Request is irrevocable.

(1)                                      Delete as appropriate

(2)                                      Only use the second option in respect of a Loan in the Certain Funds Period.

(3)                                      Insert details of account

(4)                                      Only include if Loan is to be used for this purpose

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Yours faithfully

authorised signatory for
[Xstrata (Schweiz) AG]

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PART II
SELECTION NOTICE

From:	[Borrower]

To:	[Facility Agent]

Dated:

Dear Sirs

Xstrata (Schweiz) AG - $8,500,000,000
 Loan Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                 We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.                                 We refer to the following Term Loan[s] in [identify currency] with an Interest Period ending on [                   ].*

3.                                 [We request that the above Term Loan[s] be divided into [                   ] Term Loans with the following Base Currency Amounts and Interest Periods:]**

or

[We request that the next Interest Period for the above Term Loan[s] is [                   ]].***

4.                                 We request that the above Term Loan[s] [is]/[are] [denominated in the same currency for the next Interest Period]/[denominated in the following currencies: [                         ]. As this results in a change of currency we confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Selection Notice. The proceeds of any change in currency should be credited to [account].] ..

5.                                 This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
Xstrata (Schweiz) AG

*	Insert details of all Loans in the same currency which have an Interest Period ending on the same date.
**	Use this option if division of Loans is requested.
***	Use this option if sub-division is not required.

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SCHEDULE 3
MANDATORY COST FORMULAE

1.                                 The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                 On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.                                 The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.                                 The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

E x 0.01 300	per cent. per annum.

Where:

E                                               is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the rates of charge supplied by the Reference Banks (or those of the Reference Banks as supply a rate to the Facility Agent) to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                                 For the purposes of this Schedule:

(a)                            Fees Rules means the rules on supervision fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)                           Fee Tariffs means the fee tariffs specified in the Fee Rules under the activity group A.1. Deposit acceptors (but ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules); and

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(c)                            Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                 If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent in writing, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year.

7.                                 Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)                                   the jurisdiction of its Facility Office; and

(b)                                  any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent in writing of any change to the information provided by it pursuant to this paragraph.

8.                                 The percentages or rates of charge of each Lender and each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraph 6 and 7 above and on the assumption that, unless a Lender or Reference Bank notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9.                                 The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10.                           The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11.                           Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12.                           The Facility Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

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SCHEDULE 4
FORM OF TRANSFER CERTIFICATE AND ASSIGNMENT AGREEMENT

PART I
FORM OF TRANSFER CERTIFICATE

To:	[ ] as Facility Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Xstrata (Schweiz) AG - $8,500,000,000
Loan Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                 We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                                 We refer to Clause 24.5 (Procedure for transfer):

(a)                                   The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.5 (Procedure for transfer).

(b)                                  The proposed Transfer Date is [                   ].

(c)                                   The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

3.                                 The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

4.                                 The New Lender confirms that it is a [Bank (as defined in Clause 1.1 of the Agreement) in accordance with the relevant explanatory note of the Swiss Federal Tax Administration]/[Non-Bank (as defined in Clause 1.1 of the Agreement) and the consent of the Company has been obtained if such consent is required pursuant to the provisions of the Finance Documents.](1)

5.                                 This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

This Transfer Certificate is governed by English law.

(1)                                      Delete as applicable

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SCHEDULE
Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]

By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [                   ].

Facility Agent

By:

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PART II

FORM OF ASSIGNMENT AGREEMENT

To:	[ ] as Facility Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Xstrata (Schweiz) AG - $8,500,000,000
Loan Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                 We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment 24.6 (Procedure for assignment):

(a)                                   The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement and the other Finance Documents which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facilities Agreement as specified in the Schedule;

(b)                                  The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facilities Agreement specified in the Schedule.

(c)                                   The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)                                  The proposed Transfer Date is [      ].

(e)                                   The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

2.                                 The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 24.5 (Limitation of responsibility of Existing Lenders).

3.                                 The New Lender confirms that it is a [Bank (as defined in Clause 1.1 of the Agreement) in accordance with the relevant explanatory note of the Swiss Federal Tax Administration]/[Non-Bank (as defined in Clause 1.1 of the Agreement) and the consent of the Company has been obtained if such consent is required pursuant to the provisions of the Finance Documents.](1)

4.                                 This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

This Assignment Agreement is governed by English law.

(1)              Delete as applicable

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SCHEDULE
Commitment/rights and obligations to be assigned

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [  ].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

Facility Agent

By:

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SCHEDULE 5

FORM OF ACCESSION LETTER

To:	[ ] as Facility Agent

From:	[Subsidiary] and Xstrata (Schweiz) AG

Dated:

Dear Sirs

Xstrata (Schweiz) AG - $8,500,000,000
Loan Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                 We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                                 [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to [Clause 25.3 (Additional Borrowers)]/[Clause 25.5 (Additional Guarantors)] of the Agreement.

3.                                 [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

4.                                 [Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

5.                                 This Accession Letter is governed by English law.

[This Guarantor Accession Letter is entered into by deed.]

[Company]	[Subsidiary]

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SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Facility Agent

From:	Xstrata (Schweiz) AG

Dated:

Dear Sirs

Xstrata (Schweiz) AG - $8,500,000,000
Loan Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                 We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.                                 We confirm that:

(a)                                   the ratio of Consolidated Borrowings to Total Capitalisation on the last day of the Relevant Period ended on [                   ] (the Test Date) was [                   ] to 1;

(b)                                  the ratio of Consolidated Borrowings on the Test Date to EBITDA for that Relevant Period was [                   ] to 1;

(c)                                   the ratio of  EBITDA to Interest Expense for that Relevant Period was [                   ] to 1.

3.                                 We set out below calculations establishing the figures in paragraph 2 above:

4.                                 [We confirm that the Material Subsidiaries are [                   ].](1)

5.                                 [We confirm that no Default is continuing.](2)

Signed:

	Director	Director

	of	of

Xstrata (Schweiz) AG		Xstrata (Schweiz) AG

[[insert applicable certification language]

(1)              To be provided with annual financial statements.

(2)              If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

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for and on behalf of
[name of auditors of Xstrata plc]]

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SCHEDULE 7

TIMETABLES

“D -     ” refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.

	Loans in euro	Loans in other currencies
Request for approval as an Optional Currency, if required (Clause 4.3 (Conditions relating to Optional Currencies))		D - 5 10:00 a.m.

Facility Agent notifies the Lenders of the request (Clause 4.3 (Conditions relating to Optional Currencies))		D - 5 3:00 p.m.

Responses by Lenders to the request (Clause 4.3 (Conditions relating to Optional Currencies))		D - 4 1:00 p.m.

Facility Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)		D - 4 5:00 p.m

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 10.1 (Selection of Interest Periods))	D - 3 10:00 a.m.	D - 3 10:00 a.m.

Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	D - 3 1:00 p.m.	D - 3 1:00 p.m.

LIBOR or EURIBOR is fixed	Quotation Day as of 11:00 a.m. (Brussels time)	Quotation Day as of 11:00 a.m.

Facility Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	Quotation Day 3:00 p.m.	Quotation Day 3:00 p.m.

Facility Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	Quotation Day 5:00 p.m.	Quotation Day 5:00 p.m.

Facility Agent determines amount of Term Loan in Optional Currency in accordance with Clause 6.3 (Change of currency of Term Loans to Borrowers (other than Canadian Borrowers))	Quotation Day [time]	Quotation Day [time]

Facility Agent determines amount of Term Loan in Optional Currency in accordance with Clause 6.4 (Change of currency of Term Loans to Canadian Borrowers)	Quotation Day [time]	Quotation Day [time]

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Facility Agent determines amount of Term Loan in Optional Currency in accordance with Clause 6.5(a) (Same Optional Currency during Successive Interest Periods for Term Loans).	Quotation Day [time]	Quotation Day [time]

Facility Agent determines amount of Term Loan in Optional Currency converted into Base Currency in accordance with Clause 6.5(b) (Same Optional Currency during Successive Interest Periods for Term Loans)

	Quotation Day [time]	Quotation Day [time]

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SCHEDULE 8

FORM OF RESIGNATION LETTER

To:	[ ] as Facility Agent

From:	[resigning Obligor] and Xstrata (Schweiz) AG

Dated:

Dear Sirs

Xstrata (Schweiz) AG - $8,500,000,000
Loan Facilities Agreement
dated [                   ] (the “Agreement”)

1.                                 We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                                 Pursuant to [Clause 25.4 (Resignation of a Borrower)]/[Clause 25.5  (Resignation of a Guarantor), we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3.                                 We confirm that:

(a)                                   no Default is continuing or would result from the acceptance of this request; and

(b)                                  [                   ]

4.                                 This Resignation Letter is governed by English law.

Xstrata (Schweiz) AG	[Subsidiary]

By:	By:

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The Company

XSTRATA (SCHWEIZ) AG

Address:	Bahnhofstrasse 2
CH-6301 Zug
Switzerland

Fax No:	+4141 726 6089

Attention:	Chief Legal Counsel

By:

The Parent

XSTRATA PLC

By:

The Original Borrowers

XSTRATA (SCHWEIZ) AG

By:

XSTRATA COAL MARKETING AG

By:

XSTRATA CANADA INC

By:

The Original Guarantors

XSTRATA PLC

By:

XSTRATA (SCHWEIZ) AG

By:

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XSTRATA CAPITAL CORPORATION A.V.V.

By:

	Marc Ingwersen, acting in his capacity as managing director of IMC International Management & Trust Company N.V., the sole managing director of Xstrata Capital Corporation A.V.V.	Evelyn Palm, acting in her capacity as proxy holder of IMC International Management & Trust Company N.V., the sole managing director of Xstrata Capital Corporation A.V.V.

XSTRATA COAL MARKETING AG

By:

XSTRATA CANADA INC

By:

XSTRATA COAL PTY LIMITED

By:

The Mandated Lead Arrangers

BARCLAYS CAPITAL

By:

DEUTSCHE BANK AG, LONDON BRANCH

By:

J.P. MORGAN PLC

By:

THE ROYAL BANK OF SCOTLAND PLC

By:

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The Original Lenders

BARCLAYS BANK PLC

By:

DEUTSCHE BANK AG, LONDON BRANCH

By:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:

THE ROYAL BANK OF SCOTLAND PLC

By:

The Facility Agent

BARCLAYS BANK PLC

Address:	5 The North Colonnade
Canary Wharf
London E14 4BB

Fax No:	+44 (0) 20 7773 4893

Attention:	Frank Rogers

By:

The Bookrunners

BARCLAYS CAPITAL

By:

DEUTSCHE BANK AG, LONDON BRANCH

By:

J.P. MORGAN PLC

By:

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THE ROYAL BANK OF SCOTLAND PLC

By:

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